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                              FIRST AMENDED AND RESTATED
                      WAREHOUSING CREDIT AND SECURITY AGREEMENT
                            (SINGLE FAMILY MORTGAGE LOANS)

                                       BETWEEN

                               MONUMENT MORTGAGE, INC.,
                               a California corporation

                                         AND

                           RESIDENTIAL FUNDING CORPORATION,
                                a Delaware corporation


                         -----------------------------------

                              Dated as of August 9, 1999


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

                                  TABLE OF CONTENTS

                                                                                 PAGE
1.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      1.1   Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      1.2   Other Definitional Provisions. . . . . . . . . . . . . . . . . . . . . 12

2.    THE CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

      2.1   The Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

      2.2   Procedures for Obtaining Advances. . . . . . . . . . . . . . . . . . . 13

      2.3   Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

      2.4   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

      2.5   Principal Payments . . . . . . . . . . . . . . . . . . . . . . . . . . 16

      2.6   Expiration of Commitment . . . . . . . . . . . . . . . . . . . . . . . 19

      2.7   Method of Making Payments. . . . . . . . . . . . . . . . . . . . . . . 19

      2.8   Commitment Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

      2.9   Warehousing Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

      2.10  Miscellaneous Charges. . . . . . . . . . . . . . . . . . . . . . . . . 21

      2.11  Interest Limitation. . . . . . . . . . . . . . . . . . . . . . . . . . 21

      2.12  Increased Costs; Capital Requirements. . . . . . . . . . . . . . . . . 21

3.    COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

      3.1   Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . 22

      3.2   Release of Security Interest in Collateral . . . . . . . . . . . . . . 24

      3.3   Delivery of Additional Collateral or Mandatory Prepayment. . . . . . . 26

      3.4   Release of Collateral. . . . . . . . . . . . . . . . . . . . . . . . . 26

      3.5   Collection and Servicing Rights. . . . . . . . . . . . . . . . . . . . 27

      3.6   Return of Collateral at End of Commitment. . . . . . . . . . . . . . . 27


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

4.    CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

      4.1   Initial Advance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

      4.2   Each Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

5.    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . 32

      5.1   Organization; Good Standing; Subsidiaries. . . . . . . . . . . . . . . 32

      5.2   Authorization and Enforceability . . . . . . . . . . . . . . . . . . . 32

      5.3   Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

      5.4   Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . 33

      5.5   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

      5.6   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . 34

      5.7   Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

      5.8   Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . 34

      5.9   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

      5.10  Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

      5.11  Title to Properties. . . . . . . . . . . . . . . . . . . . . . . . . . 35

      5.12  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

      5.13  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

      5.14  Place of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . 36

      5.15  Special Representations Concerning Collateral. . . . . . . . . . . . . 36

      5.16  No Adverse Selection . . . . . . . . . . . . . . . . . . . . . . . . . 39

      5.17  Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . . . . 39

6.    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

      6.1   Payment of Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

      6.2   Financial Statements and Other Reports . . . . . . . . . . . . . . . . 39

      6.3   Maintenance of Existence; Conduct of Business. . . . . . . . . . . . . 41

      6.4   Compliance with Applicable Laws. . . . . . . . . . . . . . . . . . . . 42


                                          ii


      6.5   Inspection of Properties and Books . . . . . . . . . . . . . . . . . . 42

      6.6   Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

      6.7   Payment of Debt, Taxes, etc. . . . . . . . . . . . . . . . . . . . . . 43

      6.8   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

      6.9   Closing Instructions . . . . . . . . . . . . . . . . . . . . . . . . . 43

      6.10  Subordination of Certain Indebtedness. . . . . . . . . . . . . . . . . 44

      6.11  Other Loan Obligations . . . . . . . . . . . . . . . . . . . . . . . . 44

      6.12  Use of Proceeds of Advances. . . . . . . . . . . . . . . . . . . . . . 44

      6.13  Special Affirmative Covenants Concerning Collateral. . . . . . . . . . 44

7.    NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

      7.1   Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . 46

      7.2   Sale or Pledge of Servicing Contracts. . . . . . . . . . . . . . . . . 46

      7.3   Merger; Sale of Assets; Acquisitions . . . . . . . . . . . . . . . . . 46

      7.4   Deferral of Subordinated Debt. . . . . . . . . . . . . . . . . . . . . 46

      7.5   Loss of Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . 46

      7.6   Current Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

      7.7   Debt to Tangible Net Worth Ratio of Company. . . . . . . . . . . . . . 46

      7.8   Minimum Tangible Net Worth of Company. . . . . . . . . . . . . . . . . 46

      7.9   Liability Growth . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

      7.10  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

      7.11  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . 47

      7.12  Acquisition of Recourse Servicing Contracts. . . . . . . . . . . . . . 47

      7.13  Gestation Facilities . . . . . . . . . . . . . . . . . . . . . . . . . 47

      7.14  Sale of Stock of Guarantor . . . . . . . . . . . . . . . . . . . . . . 47

      7.15  Special Negative Covenants Concerning Collateral . . . . . . . . . . . 47

8.    DEFAULTS; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48



                                         iii



      8.1   Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . 48

      8.2   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

      8.3   Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 56

      8.4   Lender Appointed Attorney-in-Fact. . . . . . . . . . . . . . . . . . . 57

      8.5   Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

9.    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

10.   REIMBURSEMENT OF EXPENSES; INDEMNITY . . . . . . . . . . . . . . . . . . . . 58

11.   FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

12.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

      12.1  Terms Binding Upon Successors; Survival of Representations . . . . . . 59

      12.2  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

      12.3  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

      12.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

      12.5  Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

      12.6  Relationship of the Parties. . . . . . . . . . . . . . . . . . . . . . 60

      12.7  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

      12.8  Operational Reviews. . . . . . . . . . . . . . . . . . . . . . . . . . 61

      12.9 Consent to Credit References. . . . . . . . . . . . . . . . . . . . . . 61

      12.10 Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . 61

      12.11 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

      12.12 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

      12.13 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . 62

                                       EXHIBITS


Exhibit A                     Promissory Note

Exhibit B                     Guaranty

Exhibit C-SF                  Request for Advance Against Single Family Mortgage
                              Loans

Exhibit D-SF                  Procedures and Documentation for
                              Warehousing Single Family Mortgage Loans

Exhibit E                     Schedule of Servicing Contracts

Exhibit F                     Subordination of Debt Agreement

Exhibit G                     Subsidiaries

Exhibit H                     Legal Opinion

Exhibit I-SF                  Officer's Certificate

Exhibit J                     Schedule of Existing Warehouse Lines

Exhibit K-1                   Funding Bank Agreement (Wire)

Exhibit L                     Commitment Summary Report

Exhibit M                     Terms Applicable to Advances Against Eligible
                              Loans

Exhibit N                     Fiscal Year 2000 Losses

Exhibit O                     RFConnects Pledge Agreement

       THIS FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of August 9, 1999 between MONUMENT MORTGAGE, INC., a California corporation, (the "Company"), having its principal office at 3021 Citrus Circle, Suite 150, Walnut Creek, California 94598 and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), having its principal office at 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437.

       WHEREAS, the Company and the Lender have entered into a Warehousing Credit and Security Agreement (Single Family Mortgage Loans) dated as of March 22, 1995 and amended by a First Amendment to Warehousing Credit and Security Agreement dated as of July 27, 1995, the Second Amendment to Warehousing Credit and Security Agreement dated as of December 15, 1995, the Third Amendment to Warehousing Credit and Security Agreement dated as of February 29, 1996, the Fourth Amendment to Warehousing Credit and Security Agreement dated as of June 11, 1996, the Fifth Amendment to Warehousing Credit and Security Agreement dated as of December 12, 1996, the Sixth Amendment to Warehousing Credit and Security Agreement dated as of July 23, 1997, the Seventh Amendment to Warehousing Credit and Security Agreement dated as of November 14, 1997, the Eighth Amendment to Warehousing Credit and Security Agreement dated as of February 20, 1998, the Ninth Amendment to Warehousing Credit and Security Agreement dated as of March 5, 1998, and the Tenth Amendment to Warehousing Credit and Security Agreement dated as of April 15 1998 (as so amended, the "Existing Agreement");

       WHEREAS, the Company and the Lender desire to set forth herein the terms and conditions upon which the Lender shall provide warehouse financing to the Company;

       NOW, THEREFORE, the parties hereto hereby agree as follows:

1.     DEFINITIONS.

              1.1 DEFINED TERMS. Capitalized terms defined below or elsewhere in this Agreement (including the Exhibits hereto) shall have the following meanings:

              "ADVANCE" means a disbursement by the Lender under the Commitment pursuant to Section 2.1 of this Agreement.

              "ADVANCE REQUEST" has the meaning set forth in Section 2.2(a) hereof.

              "AFFILIATE" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

              "AGENCY SECURITY" means a Mortgage-backed Security issued or guarantied by Fannie Mae, Freddie Mac or Ginnie Mae.

              "AGREEMENT" means this First Amended and Restated Warehousing Credit and Security Agreement (Single Family Mortgage Loans), either as originally executed or as it may from time to time be supplemented, modified or amended.

              "APPROVED CUSTODIAN" means a pool custodian or other Person which is deemed acceptable to the Lender from time to time in its sole discretion to hold a Mortgage Loan for inclusion in a Mortgage Pool or to hold a Mortgage Loan as agent for an Investor who has issued a Purchase Commitment for such Mortgage Loan.

              "BUSINESS DAY" means any day excluding Saturday or Sunday and excluding any day on which national banking associations are closed for business.

              "CALENDAR QUARTER" means the three (3) month period beginning on any January 1, April 1, July 1 or October 1.

              "CASH COLLATERAL ACCOUNT" means a demand deposit account maintained at the Funding Bank in the name of the Lender and designated for receipt of the proceeds of the sale or other disposition of the Collateral.

              "CHECK DISBURSEMENT ACCOUNT" means a demand deposit account maintained at the Funding Bank in the name of the Company and under the control of the Lender for the clearing of checks written by the Company to fund Advances.

              "CLOSING DATE" means August 9, 1999.

              "COLLATERAL" has the meaning set forth in Section 3.1 hereof.

              "COLLATERAL DOCUMENTS" means, with respect to each Mortgage Loan:
       (a) the Mortgage Note, the Mortgage, and all other documents executed in connection with or otherwise relating to the Mortgage Loan, (b) as applicable -- the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure or the VA Guaranty, the appraisal, Private Mortgage Insurance, the Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker(s) of the Mortgage Note, the HUD-1 or corresponding purchase advice, and (c) any other documents that are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or which are customarily executed by the seller of a Mortgage Note to an Investor.


              "COLLATERAL VALUE" means (a) with respect to any Eligible Loan as of the date of determination, the lesser of (i) the amount of any Advance made against such Eligible Loan under Section 2.1(c) hereof or (ii) the Fair Market Value of such Eligible Loan; (b) in the event Pledged Mortgages have been exchanged for Agency Securities, the lesser of (i) the amount of any Advances outstanding against the Eligible Loans backing such Agency Securities or
       (ii) the Fair Market Value of such Pledged Securities; and (c) with respect to cash, the amount of such cash.

              "COMMITMENT" has the meaning set forth in Section 2.1(a) hereof.

              "COMMITMENT AMOUNT" means $75,000,000.

              "COMMITMENT FEE" means a fee payable by the Company in consideration of the Lender's issuance of the Commitment. The amount of the Commitment Fee, if any, is set forth in Section 2.8 hereof.

              "COMMITTED PURCHASE PRICE" means for an Eligible Loan the product of the Mortgage Note Amount multiplied by (a) the price (expressed as a percentage) as set forth in a Purchase Commitment for such Eligible Loan or (b) in the event such Eligible Loan is to be used to back an Agency Security, the price (expressed as a percentage) as set forth in a Purchase Commitment for such Agency Security.

              "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

              "CREDIT SCORE" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score calculated using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to the Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan.

              "DEBT" means, with respect to any Person at any date, (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date, and
       (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date Subordinated Debt not due within one year of such date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights.

              "DEFAULT" means the occurrence of any event or existence of any condition which, but for the giving of Notice, the lapse of time, or both, would constitute an Event of Default.

              "DEPOSITORY BENEFIT" shall mean the compensation received by the Lender, directly or indirectly, as a result of the Company's maintenance of Eligible Balances with a Designated Bank.

              "DESIGNATED BANK" means any bank(s) designated from time to time by the Lender as a Designated Bank, but only for as long as the Lender has an agreement under which the Lender can receive a Depository Benefit.

              "DESIGNATED BANK CHARGES" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at a Designated Bank, including Federal Deposit Insurance Corporation insurance premiums, service charges and such other charges as may be imposed by governmental authorities from time to time.

              "ELECTRONIC ADVANCE REQUEST" means an electronic transmission through RFConnects Delivery containing the same information as EXHIBIT C-SF to this Agreement, together with a list of the Mortgage Loans to be funded with the Advance sent to the Lender by facsimile.

              "ELIGIBLE BALANCES" means all funds of or maintained by the Company and its Subsidiaries in accounts at a Designated Bank, less balances to support float, reserve requirements, and such other reductions as may be imposed by governmental authorities from time to time.

              "ELIGIBLE LOAN" means a Single Family Mortgage Loan secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia that is designated as such on EXHIBIT M attached hereto and made a part hereof.

              "ELIGIBLE MORTGAGE POOL" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification (on the basis of which an Agency Security is to be issued), (b) there exists a Purchase Commitment covering such Agency Security, and (c) such Agency Security will be delivered to the Lender.

              "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

              "EVENT OF DEFAULT" means any of the conditions or events set forth in Section 8.1 hereof.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

              "FAIR MARKET VALUE" means at any time for an Eligible Loan or the related Agency Security (if such Eligible Loan is to be used to back an Agency Security), (a) if such Eligible Loan or the related Agency Security is covered by a Purchase Commitment, the Committed Purchase Price, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by the Lender based on market data for similar Mortgage Loans or Agency Securities and such other criteria as the Lender deems appropriate.

              "FANNIE MAE" means Fannie Mae, a corporation created under the laws of the United States, and any successor thereto.

              "FHA" means the Federal Housing Administration and any successor thereto.

              "FICA" means the Federal Insurance Contributions Act.

              "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

              "FIRST MORTGAGE" means a Mortgage which constitutes a first Lien on the property covered thereby.

              "FIRST MORTGAGE LOAN" means a Mortgage Loan secured by a First Mortgage.

              "FISCAL QUARTER" means the 3 month period beginning on any February 1, May 1, August 1, or November 1.

              "FREDDIE MAC" means Freddie Mac, a corporation created under the laws of the United States, and any successor thereto.

              "FUNDING BANK" means The First National Bank of Chicago or any other bank designated from time to time by the Lender.

              "FUNDING BANK AGREEMENT" means the letter agreement substantially in the form of EXHIBIT K hereto.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

              "GESTATION AGREEMENT" means an agreement under which the Company agrees to sell or finance (a) a Pledged Mortgage prior to the date of purchase by an Investor, or (b) a Mortgage Pool prior to the date an Agency Security backed by such Mortgage Pool is issued.

              "GINNIE MAE" means the Government National Mortgage Association, an agency of the United States government, and any successor thereto.

              "GUARANTOR" means FiNET.COM, INC., a Delaware corporation and any other Person that hereafter guarantees all or any portion of the Company's Obligations. If more than one Person is named as Guarantor, the term "Guarantor" shall mean each of such Persons and all of them.

              "GUARANTY" means a guaranty of all or any portion of the Company's Obligations. If more than one Guaranty is executed and delivered to the Lender, the term "Guaranty" shall mean each of such Guaranties and all of them.

              "HEDGING ARRANGEMENTS" means, with respect to any Person, any agreements or other arrangement (including, without limitation, interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into by such Person to protect itself against changes in interest rates or the market value of assets.

              "HUD" means the Department of Housing and Urban Development and any successor thereto.

              "HUD 203(k) MORTGAGE LOAN" means an FHA insured closed-end First Mortgage Loan secured by a First Mortgage, of which a portion will be used for the purpose of rehabilitating and/or repairing the related single family property, and which satisfies the definition of "rehabilitation loan" under 24 C.F.R. Section 203.50(a).

              "INDEMNIFIED LIABILITIES" has the meaning set forth in Article 10 hereof.

              "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

              "INVESTOR" means Fannie Mae, Freddie Mac or a financially responsible private institution which is deemed acceptable by the Lender from time to time in its sole discretion with respect to a particular category of Pledged Mortgages.

              "LENDER" has the meaning set forth in the first paragraph of this Agreement.

              "LIBOR" means, for each calendar week, the rate of interest per annum which is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for one (1) month periods of certain U.S. banks as of 11:00 a.m. London time on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. LIBOR shall be rounded, if necessary, to the next higher one sixteenth of one percent (1/16%). If such U.S. dollar LIBOR rates are not so offered or published for any period, then during such period LIBOR shall mean the London Interbank Offered Rate for one (1) month periods published on the first Business Day of each week on which the London Interbank market is open, in the Wall Street Journal in its regular column entitled "MONEY RATES."

              "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

              "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranty, any agreement of the Company relating to Subordinated Debt, and each other document, instrument or agreement executed by the Company in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

              "MANUFACTURED HOME" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site and which has been built in compliance with the National Manufactured Housing Construction and Safety Standards established by HUD.

              "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

              "MATURITY DATE" shall mean the earlier of: (a) the close of business on August 8, 2000, as such date may be extended from time to time in writing by the Lender, in its sole discretion, on which date the Commitment shall expire of its own term and without the necessity of action by the Lender, and (b) the date the Advances become due and payable pursuant to Section 8.2 below.

              "MISCELLANEOUS CHARGES" has the meaning set forth in Section 2.10 hereof.

              "MORTGAGE" means a mortgage or deed of trust on improved and substantially completed real property (including, without limitation, real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to such manufactured home under applicable real property law).

              "MORTGAGE-BACKED SECURITIES" means securities that are secured or otherwise backed by Mortgage Loans.

              "MORTGAGE LOAN" means any loan evidenced by a Mortgage Note and secured by a Mortgage.

              "MORTGAGE NOTE" means a promissory note secured by a Mortgage.

              "MORTGAGE NOTE AMOUNT" means, as of the date of determination, the then outstanding unpaid principal amount of a Mortgage Note [or other note evidencing an Eligible Loan] (whether or not an additional amount is available to be drawn thereunder).

              "MORTGAGE POOL" means a pool of one or more Pledged Mortgages on the basis of which there is to be issued a Mortgage-backed Security.

              "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
       Section 4001(a)(3) of ERISA which is maintained for employees of the Company or a Subsidiary of the Company.

              "NASDAQ" means National Association of Securities Dealers Automated Quotation system.

              "NOTE" has the meaning set forth in Section 2.3 hereof.

              "NOTICES" has the meaning set forth in Article 9 hereof.

              "OBLIGATIONS" means any and all indebtedness, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), whether or not arising out of or related to the Loan Documents.

              "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the Company by its chief financial officer or its treasurer or by such other officer as may be designated herein and substantially in the form of EXHIBIT I-SF attached hereto.


              "OPERATING ACCOUNT" means a demand deposit account maintained at the Funding Bank in the name of the Company and designated for funding that portion of each Eligible Loan not funded by an Advance made against such Eligible Loan and for returning any excess payment from an Investor for a Pledged Mortgage or Pledged Security.

              "PARTICIPANT" has the meaning set forth in Section 12.5 hereof.

              "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

              "PLANS" has the meaning set forth in Section 5.12 hereof.

              "PLEDGED MORTGAGES" has the meaning set forth in Section 3.1(a) hereof.

              "PLEDGED SECURITIES" has the meaning set forth in Section 3.1(b) hereof.

              "PURCHASE COMMITMENT" means a written commitment, in form and substance satisfactory to the Lender, issued in favor of the Company by an Investor pursuant to which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

              "RELEASE AMOUNT" has the meaning set forth in Section 3.2(g) hereof.

              "RFC" means Residential Funding Corporation, a Delaware corporation, and any successor thereto.

              "RFCONNECTS DELIVERY" means the Lender's proprietary service to support the electronic exchange of information between the Lender and the Company, including, but not limited to, Advance Requests, shipping requests, payoff requests, activity reports and exception reports.

              "RFCONNECTS PLEDGE AGREEMENT means a pledge agreement in the form of EXHIBIT O to the Agreement.

              "SECOND MORTGAGE" means a Mortgage which constitutes a second Lien on the property covered thereby.

              "SECOND MORTGAGE LOAN" means a Mortgage Loan secured by a Second Mortgage.

              "SERVICING CONTRACT" means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

              "SERVICING PORTFOLIO" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by such Person under Servicing Contracts.

              "SINGLE FAMILY MORTGAGE LOAN" means a Mortgage Loan secured by a Mortgage covering improved real property containing one to four family residences.

              "STATEMENT DATE" means the date of the most recent financial statements of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) delivered to the Lender under the terms of this Agreement.

              "SUBLIMIT" means the aggregate amount of Advances (expressed as a dollar amount or as a percentage of the Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan.

              "SUBORDINATED DEBT" means (a) all indebtedness of the Company for borrowed money which is effectively subordinated in right of payment to all other present and future Obligations either (i) pursuant to a Subordination of Debt Agreement in the form of EXHIBIT F hereto or (ii) otherwise on terms acceptable to the Lender, and (b) solely for purposes of Section 7.4 hereof, all indebtedness of the Company which is required to be subordinated by Section 4.1(b) or Section 6.10 hereof.

              "SUBSIDIARY" means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

              "TANGIBLE NET WORTH" means with respect to any Person at any date, the excess of the total assets of such Person over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.1(a)(5) hereof, plus that portion of Subordinated Debt not due within one year of such date; provided that, for purposes of calculating Tangible Net Worth, there shall be excluded from total assets advances or loans to shareholders, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person, intangible assets, those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the "Audit Guide for Audit of Approved Non-Supervised Mortgagees," and other assets deemed unacceptable by the Lender in its sole discretion.

              "TITLE I MORTGAGE LOAN" means an FHA co-insured closed-end First Mortgage Loan or Second Mortgage Loan which is underwritten in accordance with HUD underwriting standards for the Title I Property Improvement Program as set forth in and which is reported for insurance under the Mortgage Insurance Program authorized and administered under Title I of the National Housing Act of 1934, as amended and the regulations promulgated thereunder.

              "TRUST RECEIPT" means a trust receipt in a form approved by and pursuant to which the Lender may deliver any document relating to the Collateral to the Company for correction or completion.

              "VA" means the U.S. Department of Veterans Affairs and any successor thereto.

              "WAREHOUSING FEE" has the meaning set forth in Section 2.9 hereof.

              "WAREHOUSING PERIOD" means, for any Eligible Loan, the maximum number of days an Advance against that type of Eligible Loan is permitted to remain outstanding as set forth on EXHIBIT M attached to this Agreement.

              "WEIGHTED AVERAGE PURCHASE COMMITMENT PRICE" shall mean the weighted average of the Committed Purchase Prices of the unfilled Purchase Commitments (expressed as a percentage) for Mortgage Loans or Mortgage-backed Securities of the same type, interest rate and term.

              "WET SETTLEMENT ADVANCE" means an Advance pursuant to Section 2.2(b) of this Agreement in respect of the closing or settlement of a Mortgage Loan, from the time of such Advance until the time of subsequent delivery of the Collateral Documents as provided in such Section and the Exhibit referenced therein.

              "WIRE DISBURSEMENT ACCOUNT" means a demand deposit account maintained at the Funding Bank in the name of the Lender for the clearing of wire transfers requested by the Company to fund Advances.

              "YEAR 2000 PROBLEM" means the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999.

              1.2    OTHER DEFINITIONAL PROVISIONS.

                     1.2(a)   Accounting terms not otherwise defined herein
              shall have the meanings given the terms under GAAP.

                     1.2(b)   Defined terms may be used in the singular or the
              plural, as the context requires.

                     1.2(c)   All references to time of day shall mean the then
              applicable time in Chicago, Illinois, unless expressly provided to the contrary.

2.     THE CREDIT.

              2.1    THE COMMITMENT.

                     2.1(a)   Subject to the terms and conditions of this
              Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees from time to time during the period from the Closing Date to, but not including, the Maturity Date, to make Advances to the Company, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Commitment Amount. The obligation of the Lender to make Advances hereunder up to the Commitment Amount is hereinafter referred to as the "Commitment." Within the Commitment, the Company may borrow, repay and reborrow. Effective as of the date of this Agreement, all outstanding loans made pursuant to the Warehousing Credit and Security Agreement shall for all purposes be deemed to be Advances made under this Agreement. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations.

                     2.1(b)   Advances shall be used by the Company solely for
              the purpose of funding the acquisition or origination of Eligible Loans and shall be made at the request of the Company, in the manner hereinafter provided in Section 2.2 hereof, against the pledge of such Eligible Loans as Collateral therefor. The limitations on the use of Advances set forth on EXHIBIT M attached hereto and made a part hereof shall be applicable. In addition, the following limitations on the use of Advances shall be applicable:

                              (1) No Advance shall be made against any Mortgage Loan which was closed more than 90 days prior to the date of the requested Advance.

                              (2) No Advance shall be made against a Mortgage Loan other than a Mortgage Loan secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia.

                     2.1(c)   No Advance shall exceed the following amount
              applicable to the type of Eligible Loan at the time it is pledged to secure an Advance hereunder:

                              (1) For an Eligible Loan pledged hereunder, the amount set forth on EXHIBIT M attached hereto and made a part hereof.

              2.2    PROCEDURES FOR OBTAINING ADVANCES.

                     2.2(a)   To obtain an Advance, the Company must comply with
              the conditions set forth in Sections 4.1 and 4.3 of this Agreement, the procedures set forth in this Section 2.2(a), and the procedures and documentation required under the EXHIBIT D for the type of Mortgage Loan for which the Company is requesting the Advance. The Company will request an Advance either by delivering to Lender a completed and signed advance request in the applicable form of EXHIBIT C or by sending to Lender an Electronic Advance Request, together with a list of Mortgage Loans for which the request is being made and a completed and signed RFConnects Pledge Agreement sent by facsimile (each an "Advance Request"), each no later than 1 Business Day prior to the Business Day the requested Advance is to be made. The current forms of the EXHIBIT C and EXHIBIT D referred to above are attached to this Agreement. The Lender is entitled, upon not less than 3 Business Days' prior Notice to the Company, to modify any of those Exhibits or the form of Electronic Advance Request to conform to current legal requirements or Lender's lending practices. Exhibits and Electronic Advance Requests so modified automatically become a part of this Agreement.

                     2.2(b)   In the case of a Wet Settlement Advance, the
              Company shall follow the procedures and, at or prior to the Lender's making of such Wet Settlement Advance, shall deliver to the Lender the documents set forth in EXHIBIT D-SF hereto. In the case of a Mortgage Loan financed through a Wet Settlement Advance, the Company shall cause all Collateral Documents required to be delivered to the Lender pursuant to EXHIBIT D-SF within 7 Business Days after the date of the Wet Settlement Advance relating thereto.

                     2.2(c)   Before funding, the Lender shall have a reasonable
              time (one (1) Business Day under ordinary circumstances) to examine such Advance Request and the Collateral Documents to be delivered prior to such requested Advance, as set forth in the applicable Exhibit hereto, and may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment.

                     2.2(d)   The Company shall hold in trust for the Lender,
              and the Company shall deliver to the Lender promptly upon request, or if the recorded Collateral Documents have not yet been returned from the recording office, immediately upon receipt by the Company of such recorded Collateral Documents, and the Pledged Mortgage is not being held by an Investor for purchase or has not been redeemed from pledge, the following: (1) the originals of the Collateral Documents for which copies are required to be delivered to the Lender pursuant to EXHIBIT D-SF, (2) the original lender's ALTA Policy of Title Insurance or an equivalent thereto, and (3) any other documents relating to a Pledged Mortgage which the Lender may request, including, without limitation, documentation evidencing the FHA Commitment to Insure or the VA Guaranty of any Pledged Mortgage which is either FHA insured or VA guaranteed, the appraisal, Private Mortgage Insurance Certificate, if applicable, the Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker of each such Mortgage Note, a copy of a HUD-1 or corresponding purchase advice and other documents of all kinds which are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor and any additional documents which are customarily executed by the seller of a Mortgage Note to an Investor.

                     2.2(e)   To make an Advance, the Lender shall cause the
              Funding Bank to credit either the Wire Disbursement Account or the Check Disbursement Account upon compliance by the Company with the terms of the Loan Documents. The Lender shall determine in its sole discretion the method by which Advances and other amounts on deposit in the Wire Disbursement Account are disbursed by the Funding Bank to or for the account of the Company.

                     2.2(f)   If, pursuant to the authorization given by the
              Company in the Funding Bank Agreement, for the purpose of funding a Mortgage Loan against which the Lender has made an Advance in accordance with a Request for Advance (i) the Lender debits the Company's Operating Account at the Funding Bank to the extent necessary to cover a wire to be initiated by the Lender, or (ii) the Lender directs the Funding Bank to honor a check drawn by the Company on its Check Disbursement Account at the Funding Bank, and such debit or direction results in an overdraft, the Lender may make an additional Advance to fund such overdraft.

              2.3 NOTE. The Company's Obligations shall be evidenced by the promissory note (the "Note") dated as of the date hereof substantially in the form of EXHIBIT A attached hereto. The term "Note" shall include all extensions, renewals and modifications of the Note and all substitutions therefor. All terms and provisions of the Note are hereby incorporated herein.

              2.4    INTEREST.

                     2.4(a)   Except as otherwise provided in Section 2.4(e)
              hereof, the unpaid amount of each Advance against an Eligible Loan shall bear interest at the rate(s) per annum set forth on EXHIBIT M attached hereto and made a part hereof.

                     2.4(b)   The Company is entitled to receive a benefit in
              the form of an "Earnings Credit" on the portion of the Eligible Balances maintained in time deposit accounts with a Designated Bank, and the Company is entitled to receive a benefit in the form of an "Earnings Allowance" on the portion of the Eligible Balances maintained in demand deposit accounts with a Designated Bank. Any Earnings Allowance shall be used first and any Earnings Credit shall be used second as a credit against accrued Designated Bank Charges, any other Miscellaneous Charges and fees, including, but not limited to Commitment Fees and Warehousing Fees, and may be used, at the Lender's option, to reduce accrued interest. Any Earnings Allowance not used during the month in which the benefit was received shall be accumulated for use and must be used within six (6) months of the month in which the benefit was received.
              Any Earnings Credit not used during the month in which the benefit was received shall be used to provide a cash benefit to the Company. The Lender's determination of the Earnings Credit and the Earnings Allowance for any month shall be determined by the Lender in its sole discretion and shall be conclusive and binding absent manifest error. In no event shall the benefit received by the Company exceed the Depository Benefit.

                     Either party hereto may terminate the benefits provided for in this Section effective immediately upon Notice to the other party, if the terminating party shall have determined (which determination shall be conclusive and binding absent manifest error) at any time that any applicable law, rule, regulation, order or decree or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by such party with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for such party to continue to offer or receive the benefits provided for in this Section.

                     2.4(c)   Interest shall be computed on the basis of a
              360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the first day of each month, commencing with the first month following the Closing Date and on the Maturity Date.

                     2.4(d)   If, for any reason, no interest is due on an
              Advance, the Company agrees to pay to the Lender an administrative fee equal to one day of interest on such Advance at the rate of interest applicable to such Advance, as in effect on the date of such Advance. Administrative and other fees shall be due and payable in the same manner as interest is due and payable hereunder.

                     2.4(e)   Upon Notice to the Company, after the occurrence
              and during the continuation of an Event of Default, the unpaid amount of each Advance shall bear interest until paid in full at a per annum rate of interest (the "Default Rate") equal to four percent (4%) in excess of the rate of interest otherwise applicable to the Advance or, if no rate is applicable, the highest rate then applicable to any outstanding Advances.

                     2.4(f)   The floating rates of interest provided for in
              this Agreement will be adjusted as of the effective date of each change in the applicable index. The Lender's determination of such rates as of any date of determination shall be conclusive and binding, absent manifest error.

              2.5    PRINCIPAL PAYMENTS.

                     2.5(a)   The outstanding principal amount of all Advances
              shall be payable in full on the Maturity Date.

                     2.5(b)   The Company shall have the right to prepay the
              outstanding Advances in whole or in part, from time to time, without premium or penalty.

                     2.5(c)   The Company shall pay the Lender, without
              the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage, upon the earliest occurrence of any of the following events:

                              (1) One (1) Business Day elapses from the date an Advance was made and the Pledged Mortgage which was to have been funded by such Advance is not closed and funded.

                              (2) Ten (10) Business Days elapse from the date a Collateral Document was delivered to the Company for correction or completion under a Trust Receipt, if such Collateral Document has not been returned to the Lender.

                              (3) On the date on which a Pledged Mortgage is determined to have been originated based on untrue, incomplete or inaccurate information, whether or not the Company had knowledge of such misrepresentation or incorrect information, or the Pledged Mortgage is defaulted and remains in default for a period of 60 days or more.

                              (4) If the outstanding Advances against Pledged Mortgages of a specific Mortgage Loan type exceed the aggregate Purchase Commitments for such Mortgage Loan type.

                              (5) For a Mortgage Loan covered by a Purchase Commitment at the time pledged hereunder, 3 Business Days after the mandatory delivery date of the related Purchase Commitment and the specific Pledged Mortgage or the Pledged Security backed thereby was not delivered under the Purchase Commitment prior to such mandatory delivery date, or the Purchase Commitment is terminated; unless in each case, such Pledged Mortgage or Pledged Security is eligible for delivery to an Investor under a comparable Purchase Commitment acceptable to the Lender.

                              (6) Upon sale or other disposition of the Pledged Mortgage or, if a Pledged Mortgage is included in an Eligible Mortgage Pool, upon sale or other disposition of the related Agency Security.

                              (7) On the date on which the Company knows, or has reason to know, or receives notice from the Lender, that one or more of the representations and warranties set forth in Section 5.15 were inaccurate or incomplete in any material respect on any date when made or deemed made.

                     2.5(d)   Upon Notice to the Company by the Lender, the
              Company shall pay to the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage upon the earliest occurrence of any of the following events:

                              (1)  For any Pledged Mortgage, the Warehouse
                     Period elapses.

                              (2) On the date the payment of a Lien prior to a Pledged Mortgage is delinquent for a period of 60 days.

                              (3) Forty-five (45) days elapse from the date the Pledged Mortgage was delivered to an Investor or an Approved Custodian for examination and purchase or inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon rejection of the Pledged Mortgage as unsatisfactory by an Investor or an Approved Custodian.

                              (4) Seven (7) Business Days elapse from the date a Wet Settlement Advance was made without receipt by the Lender of all Collateral Documents relating to such Pledged Mortgage, or such Collateral Documents, upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

                              (5) With respect to any Pledged Mortgage, any of the items described in Section 2.2(d), upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

                     2.5(e)   The outstanding amount of any Advance made
              pursuant to Section 2.2(f) shall be payable in full within one (1) Business Day after the date of such Advance.

                     2.5(f)   In addition to the payments required pursuant to
              Sections 2.5(c) and 2.5(d), if the principal amount of any Pledged Mortgage is prepaid in whole or in part while an Advance is outstanding against such Pledged Mortgage, the Company shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for the amount of such prepayment, to be applied to such Advance.

                     2.5(g)   The proceeds of the sale or other disposition of
              Pledged Mortgages and Pledged Securities shall be paid directly by the Investor to the Cash Collateral Account. The Company shall give Notice to the Lender (telephonically, to be followed by written notice or via RFConnects Delivery) of the Pledged Mortgages or Pledged Securities for which proceeds have been received. Upon receipt of such Notice the Advances against such Pledged Mortgages or Pledged Securities shall be repaid from such proceeds and such Pledged Mortgages or Pledged Securities shall be considered to have been redeemed from pledge. The Lender is entitled to rely upon the Company's affirmation that deposits in the Cash Collateral Account represent payment from Investors for the purchase of Pledged Mortgages or Pledged Securities as specified by the Company. In the event that the payment from an Investor for the purchase of Pledged Mortgages or Pledged Securities is less than the outstanding Advances against such Pledged Mortgages or the Mortgage Loans backing Pledged Securities, the Lender is authorized to cause the Funding Bank to charge the Company's Operating Account for an amount equal to such deficiency. Provided no Default or Event of Default exists, the Lender shall return any excess payment from an Investor for Pledged Mortgages or Pledged Securities to the Company.

              2.6 EXPIRATION OF COMMITMENT. The Commitment shall expire on the Maturity Date.

              2.7    METHOD OF MAKING PAYMENTS.

                     2.7(a)   Except as otherwise specifically provided herein,
              all payments hereunder shall be made to the Lender not later than the close of business on the date when due unless such date is a non-Business Day, in which case, such payment shall be due on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds transferred via wire to accounts designated by the Lender from time to time.

                     2.7(b)   After the occurrence and during the continuance of
              an Event of Default, and without the necessity of prior demand or notice from the Lender, the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for any Obligations due and owing the Lender.

                     2.7(c)   All payments of interest and fees
hereunder shall be made by means of a direct debit by the Lender to the Operations Account, to the extent of funds available therein. The Lender shall provide the Company with an account analysis statement showing such interest and fees no later than the date of such debit.

              2.8 COMMITMENT FEES. The Company agrees to pay to the Lender a Commitment Fee in the amount of 0.25% per annum of the Commitment Amount which Commitment Fee shall be paid quarterly in advance and shall be computed on the basis of a 365-day year and applied to the actual number of days elapsed in such Calendar Quarter; provided, that the first eight
       (8) payments of the Commitment Fee (if the Commitment is extended for a sufficient period) shall be reduced by $17,500 each. On the Closing Date, the Company shall pay the prorated portion of the quarterly Commitment Fee due from the Closing Date to the last day of the current Calendar Quarter. Thereafter, the Company shall make quarterly payments of the Commitment Fee on the first (1st) day of each Calendar Quarter.
       If the Maturity Date is other than the last day of a Calendar Quarter, the Company shall pay the prorated portion of the quarterly Commitment Fee due from the beginning of the then current Calendar Quarter to and including the Maturity Date. The Company shall not be entitled to a reduction in the amount of the Commitment Fee, in the event the Commitment Amount is reduced or in the event that the Commitment is terminated at the request of the Company or as a result of an Event of Default. If the Commitment terminates as a result of an Event of Default, the unpaid balance of the Commitment Fee shall be due and payable in full on the date of such termination.

              2.9 WAREHOUSING FEES. The Company agrees, at the time of each Advance, to pay to the Lender a Warehousing Fee in the amount of $20.00 for each Mortgage Loan pledged as Collateral for such Advance. Warehousing Fees are due when incurred, but shall not be delinquent if paid within 15 days after receipt of an invoice or an account analysis statement from the Lender.

              2.10 MISCELLANEOUS CHARGES. The Company agrees to reimburse the Lender for miscellaneous charges and expenses (collectively, "Miscellaneous Charges") incurred by or on behalf of the Lender in connection with the handling and administration of Advances, and to reimburse the Lender for Miscellaneous Charges incurred by or on behalf of the Lender in connection with the handling and administration of the Collateral. For the purposes hereof, Miscellaneous Charges shall include, but not be limited to, costs for UCC, tax lien and judgment searches conducted by the Lender, filing fees, charges for wire transfers, check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, the Funding Bank's service fees and overdraft charges and Designated Bank Charges. Miscellaneous Charges are due when incurred, but shall not be delinquent if paid within 15 days after receipt of an invoice or an account analysis statement from the Lender.

              2.11 INTEREST LIMITATION. All agreements between the Company and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Agreement or the Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or retention of the Advances secured by this Agreement exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or of the Note, or any other document securing this Agreement at any time given shall involve transcending the limit of validity prescribed by law, then, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of interest shall be applied to the reduction of the principal balance secured by the Note and not to the payment of interest thereunder. This provision shall control every other provision of all agreements between the Company and Lender and shall also be binding upon and available to any subsequent holder of the Note.

              2.12 INCREASED COSTS; CAPITAL REQUIREMENTS. In the event any applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

                     2.12(a)  Does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to the Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of the Lender by the jurisdiction in which the Lender's principal office is located);

                     2.12(b)  Does or shall impose, modify or hold applicable
              any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

       and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Lender or any Person controlling the Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, the Company shall promptly pay any additional amounts necessary to compensate the Lender for such additional cost or reduced amounts receivable or reduced rate of return as determined by the Lender with respect to this Agreement or Advances made hereunder. If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Company of the event by reason of which it has become so entitled and the Company shall pay such amount within 15 days thereafter. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Lender to the Company shall be conclusive in the absence of manifest error. The obligations of the Company under this Section shall survive the payment of all other Obligations and the termination of this Agreement.

3.     COLLATERAL.

              3.1 GRANT OF SECURITY INTEREST. As security for the payment of the Note and for the performance of all of the Company's Obligations, the Company hereby assigns and transfers to the Lender all right, title and interest in and to and grants a security interest to the Lender in the following described property (the "Collateral"):

                     3.1(a)   All Mortgage Loans, including all Mortgage Notes
              and Mortgages evidencing or securing such Mortgage Loans, which from time to time are delivered or caused to be delivered to the Lender (including delivery to a third party on behalf of the Lender), come into the possession, custody or control of the Lender for the purpose of assignment or pledge or in respect of which an Advance has been made by the Lender hereunder, including without limitation all Mortgage Loans in respect of which Wet Settlement Advances have been made by the Lender (the "Pledged Mortgages").

                     3.1(b)   All Mortgage-backed Securities which are from time
              to time created in whole or in part on the basis of the Pledged Mortgages or are delivered or caused to be delivered to, or are otherwise in the possession of the Lender or its agent, bailee or custodian as assignee, or pledged to the Lender, or for such purpose are registered by book-entry in the name of the Lender (including delivery to or registration in the name of a third party on behalf of the Lender) hereunder or in respect of which from time to time an Advance has been made by the Lender hereunder (the "Pledged Securities").

                     3.1(c)   All private mortgage insurance and all commitments
              issued by the FHA or VA to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all Purchase Commitments held by the Company covering the Pledged Mortgages or the Pledged Securities and all proceeds resulting from the sale thereof to Investors pursuant thereto; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Company as compensation or reimbursement, accounts, payments, intangibles and other general intangibles of whatsoever kind relating to the Pledged Mortgages, the Pledged Securities, said FHA commitments or VA commitments and the Purchase Commitments, and all other documents or instruments relating to the Pledged Mortgages and the Pledged Securities, including, without limitation, any interest of the Company in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

                     3.1(d)   All right, title and interest of the Company in
              and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of the Company relating to the Collateral.

                     3.1(e)   All right, title and interest of the Company in
              and to any Hedging Arrangements entered into to protect the Company against changes in the value of Pledged Mortgages or Pledged Securities, including, without limitation, all rights to payment arising under such Hedging Arrangements.

                     3.1(f)   All now existing or hereafter acquired cash
              delivered to or otherwise in the possession of the Lender, the Funding Bank, or the Lender's agent, bailee or custodian or designated on the books and records of the Company as assigned and pledged to the Lender.

                     3.1(g)   All cash and non-cash proceeds of the Collateral,
              including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds thereof.

              3.2    RELEASE OF SECURITY INTEREST IN COLLATERAL.

                     3.2(a)   Pledged Mortgages shall be released from the
              Lender's security interest only against payment to the Lender of the Release Amount in connection with such Pledged Mortgages.

                     3.2(b)   If Pledged Mortgages are to be transferred to a
              pool custodian or to Freddie Mac or Fannie Mae for inclusion in a Mortgage Pool, the Lender's security interest in such Pledged Mortgages shall be released only against payment to the Lender of the Release Amount in connection with such Pledged Mortgages. If the Lender's security interest in the Pledged Mortgages comprising the Mortgage Pool is not released prior to the issuance of the Mortgage-backed Security, then the Mortgage-backed Security, when issued, shall be a Pledged Security. The Lender's security interest shall continue in such Pledged Mortgages and the Pledged Security. The Lender shall be entitled to possession of such Pledged Security in the manner provided below.

                     3.2(c)   If Pledged Mortgages are transferred to an
              Approved Custodian and included in an Eligible Mortgage Pool, the Lender's security interest in the Pledged Mortgages comprising the Eligible Mortgage Pool shall be released upon the issuance of the Agency Security, which shall be a Pledged Security. The Lender's security interest in such Pledged Security shall be released only against payment to the Lender of the Release Amount in connection with the Pledged Mortgages backing such Pledged Security. The Lender shall be entitled to possession of such Pledged Security in the manner provided below.

                     3.2(d)   The Lender shall have the exclusive right to the
              possession of the Pledged Securities or, if the Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the Uniform Commercial Code of Minnesota) or its nominee, the Lender shall have the right to have the Pledged Securities registered in the name of a securities intermediary (as such term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of the Lender. The Lender shall have the right to cause delivery of the Pledged Securities to be made to the Investor or the Pledged Securities credited to the account of the Investor or the Investor's designee only against payment therefor. The Company acknowledges that the Lender may enter into one or more standing arrangements with other financial institutions with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation, pursuant to which such Pledged Securities are registered in the name of such financial institution, as agent or securities intermediary for the Lender, and the Company agrees upon request of the Lender to execute and deliver to such other financial institutions the Company's written concurrence in any such standing arrangements.

                     3.2(e)   Prior to the occurrence of an Event of Default,
              the Company may redeem a Pledged Mortgage or Pledged Security from the Lender's security interest by notifying the Lender of its intention to redeem such Pledged Mortgage or Pledged Security from pledge and either (a) paying, or causing an Investor to pay, to the Lender, for application to prepayment of the principal balance of the Note, the Release Amount in connection with such Pledged Mortgage or Pledged Security, or (b) delivering substitute Collateral which, in addition to being acceptable to the Lender in its sole discretion will, when included with the Collateral, result in a Collateral Value of all Collateral held by the Lender which is at least equal to the aggregate outstanding Advances.

                     3.2(f)   Following the occurrence of a Default or Event of
              Default, the Lender may, with no liability to the Company or any Person, continue to release its security interest in any Pledged Mortgage or Pledged Security against payment of the Release Amount in connection with such Pledged Mortgage or Pledged Security.

                     3.2(g)   The amount (the "Release Amount") to be
              paid by the Company to obtain the release of the Lender's security interest in a Pledged Mortgage shall be (i) prior to the occurrence of an Event of Default, the principal amount of the Advances made against such Pledged Mortgage, and (ii) from and after the occurrence and during the continuance of an Event of Default, the Committed Purchase Price of such Pledged Mortgage or, if there is no Purchase Commitment therefor, the amount paid to the Lender in a commercially reasonable disposition thereof.


              3.3 DELIVERY OF ADDITIONAL COLLATERAL OR MANDATORY PREPAYMENT. At any time that the aggregate Collateral Value of the Pledged Mortgages and Pledged Securities then pledged hereunder is less than the aggregate amount of the Advances then outstanding hereunder, the Lender may request, and the Company shall within 2 Business Days after Notice by the Lender (a) deliver to the Lender for pledge hereunder additional Mortgage Loans and/or cash, with a Collateral Value sufficient to cover the difference between the Collateral Value of the Pledged Mortgages and Pledged Securities pledged and the aggregate amount of Advances outstanding hereunder, and/or (b) repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to or below the Collateral Value of the Pledged Mortgages and Pledged Securities pledged hereunder.


              3.4    RELEASE OF COLLATERAL.

                     3.4(a)   The Lender may deliver documents relating to the
              Collateral to the Company for correction or completion pursuant to a Trust Receipt.

                     3.4(b)   Prior to the occurrence of a Default or Event of
              Default, upon delivery by the Company to the Lender of shipping instructions pursuant to EXHIBIT D-SF, the Lender will transmit Pledged Mortgages or Pledged Securities and all related loan documents or pool documents to the applicable Investor, Approved Custodian or other party.

                     3.4(c)   Upon receipt of Notice from the Company under
              Section 2.5(g) hereof, and repayment of the Release Amount with respect to a Pledged Mortgage identified by the Company, any Collateral Documents relating to the redeemed Pledged Mortgage or Mortgage Loan backing a Pledged Security which have not been delivered to an Investor or Approved Custodian shall be released by the Lender to the Company.

              3.5 COLLECTION AND SERVICING RIGHTS. So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to service and receive and collect directly all sums payable to the Company in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. Following the occurrence of any Event of Default, the Lender or its designee shall thereafter be entitled to service and receive and collect all sums payable to the Company in respect of the Collateral, and in such case (a) the Lender or its designee in its discretion may, in its own name, in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Lender so requests, hold in trust for the benefit of the Lender and forthwith pay to the Lender at its office designated by Notice hereunder, all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Lender as to the source of such funds, and (c) all amounts so received and collected by the Lender shall be held by it as part of the Collateral.

              3.6 RETURN OF COLLATERAL AT END OF COMMITMENT. If (a) the Commitment shall have expired or been terminated, and (b) no Advances, interest or other Obligations shall be outstanding and unpaid, the Lender shall deliver or release its security interest and shall deliver all Collateral in its possession to the Company at the Company's expense.
       The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

4.     CONDITIONS PRECEDENT.

              4.1 INITIAL ADVANCE. The obligation of the Lender to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, on or before the date thereof of the following conditions precedent:

                     4.1(a)   The Lender shall have received the following, all
              of which must be satisfactory in form and content to the Lender, in its sole discretion:

                              (1) The Note and this Agreement duly executed by the Company.

                              (2) The Company's articles or certificate of incorporation as certified by the Secretary of State of the Company's incorporation, bylaws certified by the corporate secretary of the Company, or a Certificate of the Company stating that there has been no change in either the articles or certificate of incorporation or bylaws since those delivered in connection with the Existing Agreement, and certificates of good standing dated no less recently than 90 days prior to the date of this Agreement and a certification from the Franchise Tax Board of the State of California stating that the Company is in good standing with the Franchise Tax Board.

                              (3) A resolution of the board of directors of the Company, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and all other instruments or documents to be delivered by the Company pursuant to this Agreement.

                              (4) A certificate of the Company's corporate secretary as to the incumbency and authenticity of the signatures of the officers of the Company executing this Agreement and the other Loan Documents and each Advance Request and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender).

                              (5) Financial statements of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of April 30, 1999 and related statements of income, changes in stockholders' equity and cash flows for the period ended on such date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and audited by independent certified public accountants of recognized standing acceptable to the Lender and containing a footnote concerning a subsequent cash equity investment of $6,000,000 or more.

                              (6) Financial statements of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of May 31, 1999 and June 30, 1999, related statements of income and changes in stockholders' equity for the period ended on such date prepared in accordance with GAAP applied on a basis consistent with the Company's most recent audited financial statements.

                              (7) The Guaranty, in the form attached hereto as EXHIBIT B, duly executed by the Guarantor.

                              (8)  Copies of the Guarantor's articles or
                     certificate of incorporation as certified by the Secretary of State of the State of Guarantor's incorporation and bylaws, and certificates of good standing issued by the Secretary of State dated no less recently than 90 days prior to the date of this Agreement.

                              (9) A resolution of the board of directors of the Guarantor, certified as of the date of the Agreement by its corporate secretary, authorizing the execution, delivery and performance of the Guaranty, and all other instruments or documents to be delivered by the Guarantor pursuant to this Agreement.

                              (10) A certificate of the Guarantor's corporate
                     secretary as to the incumbency and authenticity of the signatures of the officers of the Guarantor executing the Guaranty and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender).

                              (11) Financial statements of the Guarantor
                     containing a balance sheet as of April 30, 1999 and related statements of income, changes in stockholders' equity and cash flows for the period ended on the above date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and audited by independent certified public accountants of recognized standing acceptable to the Lender, and containing a footnote concerning a subsequent cash equity investment of $13,000,000 or more.

                              (12) Financial statements of the Guarantor
                     containing a balance sheet as of May 31, 1999, and related statements of income, changes in stockholders' equity and cash flows for the period ended on the above date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and reviewed by independent certified public accountants of recognized standing acceptable to the Lender.

                              (13) A favorable written opinion of counsel to the
                     Company and the Guarantor (or of separate counsel at the option of the Company and the Guarantor), dated as of the date of this Agreement substantially in the form of EXHIBIT H attached hereto, addressed to the Lender.

                              (14) Uniform Commercial Code, tax lien and
                     judgment searches of the appropriate public records for the Company and the Guarantor, which searches shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Lender or as permitted hereunder.

                              (15) Copies of the certificates, documents or
                     other written instruments which evidence the Company's eligibility described in Section 5.13 hereof, all in form and substance satisfactory to the Lender.

                              (16) Copies of the Company's errors and omissions
                     insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, all in form and content satisfactory to the Lender, showing compliance by the Company as of the date of this Agreement with the related provisions of Section 6.8 hereof.

                              (17) Executed financing statements in recordable
                     form covering the Collateral and ready for filing in all jurisdictions required by the Lender.

                              (18) Receipt by the Lender of any fees due on the
                     date hereof, including, but not limited to, Commitment Fees and document production fees.

                              (19) Evidence that all accounts necessary into
                     which Advances will be funded have been established at the Funding Bank and receipt of a fully executed Funding Bank Agreement.

                     4.1(b)   All directors, officers and shareholders of the
              Company, all Affiliates of the Company or of any Subsidiary of the Company, and the Guarantor, to whom or to any of whom the Company shall be indebted as of the date of this Agreement, which indebtedness has a term of more than one (1) year or is in excess of $100,000 shall have subordinated such indebtedness to the Obligations, by executing a Subordination of Debt Agreement, in the form of EXHIBIT F hereto; and the Lender shall have received an executed copy of any such Subordination of Debt Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect as of the date of the Advance.

              4.2 EACH ADVANCE. The obligation of the Lender to make the initial and each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, as of the date of each such Advance, of the following additional conditions precedent:

                     4.2(a)   The Company shall have delivered to the Lender the
              Advance Request, Collateral Documents, and documents relating to Wet Settlement Advances, called for under, and shall have satisfied the procedures set forth in, Section 2.2 hereof and the applicable Exhibits hereto described in that Section, according to the type of the requested Advance. All items delivered to the Lender shall be satisfactory to the Lender in form and content, and the Lender may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment.

                     4.2(b)   The Lender shall have received evidence
              satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Lender in the Collateral under the Uniform Commercial Code or other applicable law.

                     4.2(c)   The representations and warranties of the Company
              contained in Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

                     4.2(d)   The Company shall have performed all agreements to
              be performed by it hereunder, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

                     4.2(e)   The Guarantor shall have performed all agreements
              to be performed by the Guarantor under the Guaranty.

                     4.2(f)   The Company shall not have incurred any material
              liabilities, direct or contingent, other than in the ordinary course of its business, since the Statement Date.

                     4.2(g)   The Lender shall have received from counsel for
              the Company or for the Guarantor or both, if requested by the Lender in its sole discretion, an updated opinion, in form and substance satisfactory to the Lender, addressed to the Lender and dated as of the date of such Advance, covering such of the matters as the Lender may reasonably request.

              Delivery of an Advance Request by the Company shall be deemed a representation by the Company that all conditions set forth in this
       Section 4.2 shall have been satisfied as of the date of such Advance.

5.     REPRESENTATIONS AND WARRANTIES.

              The Company hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

              5.1 ORGANIZATION; GOOD STANDING; SUBSIDIARIES. The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Company transacts business. The Company has no Subsidiaries except as set forth on EXHIBIT G hereto. EXHIBIT G sets forth with respect to each such Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of its capital stock by the Company.

              5.2 AUTHORIZATION AND ENFORCEABILITY. The Company has the power and authority to execute, deliver and perform this Agreement, the Note and all other Loan Documents to which the Company is party and to make the borrowings hereunder. The Guarantor has the power and legal capacity to execute, deliver and perform the Guaranty. The execution, delivery and performance by the Company of this Agreement, the Note and all other Loan Documents to which the Company is party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law, of any judgments binding upon the Company, or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Company other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Note and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company or of the Guarantor, respectively, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights and by general principles of equity.

              5.3 APPROVALS. The execution and delivery of this Agreement, the Note and all other Loan Documents and the performance of the Company's obligations hereunder and thereunder and the validity and enforceability hereof and thereof do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect.

              5.4 FINANCIAL CONDITION. The balance sheet of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) as of the Statement Date, and the related statements of income and changes in stockholders' equity for the fiscal period ended on the Statement Date, heretofore furnished to the Lender, fairly present the financial condition of the Company (and its Subsidiaries) as of the Statement Date and the results of its operations for the fiscal period ended on the Statement Date. The Company had, on the Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Lender in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Company (and its Subsidiaries), nor is the Company aware of any state of facts which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

              5.5 LITIGATION. There are no actions, claims, suits or proceedings pending or, to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company as a whole, or which would affect the validity or enforceability of this Agreement, the Note or any other Loan Document.

              5.6 COMPLIANCE WITH LAWS. Neither the Company nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company as a whole or which would affect the validity or enforceability of this Agreement, the Note or any other Loan Document.

              5.7 REGULATION U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

              5.8 INVESTMENT COMPANY ACT. The Company is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              5.9 PAYMENT OF TAXES. The Company and each of its Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns with respect to the operations of the Company and its Subsidiaries which are required to be filed, all such returns are true and correct, and the Company and each of its Subsidiaries has paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due, including, but not limited to, all FICA payments and withholding taxes, if appropriate. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section
       5.4 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company and its Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company and its Subsidiaries may be liable in its own right or as transferee of the assets of, or as successor to, any other Person. No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges.

              5.10 AGREEMENTS. Neither the Company nor any Subsidiary of the Company is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.4 hereof. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any indebtedness of the Company or of any of its Subsidiaries has given notice of any asserted default thereunder, and no liquidation or dissolution of the Company or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or of any of its Subsidiaries or any of its properties is pending, or to the knowledge of the Company, threatened.

              5.11 TITLE TO PROPERTIES. The Company and each Subsidiary of the Company has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.4 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements.

              5.12 ERISA. All plans ("Plans") of a type described in Section 3(3) of ERISA in respect of which the Company or any Subsidiary of the Company is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since September 1, 1974.

              5.13 ELIGIBILITY. The Company is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as such:

                     5.13(a)  Fannie Mae approved seller/servicer of Mortgage
              Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to Fannie Mae.

                     5.13(b)  Freddie Mac approved seller/servicer of Mortgage
              Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

                     5.13(c)  HUD approved mortgagee.

                     5.13(d)  RFC approved seller/servicer of Mortgage Loans,
              eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to RFC.

              5.14 PLACE OF BUSINESS. The principal place of business of the Company is 3021 Citrus Circle, Suite 150, Walnut Creek, California 94598.

              5.15 SPECIAL REPRESENTATIONS CONCERNING COLLATERAL. The Company hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

                     5.15(a)  The Company is the legal and equitable owner and
              holder, free and clear of all Liens (other than Liens granted hereunder), of the Pledged Mortgages and the Pledged Securities. All Pledged Mortgages, Pledged Securities and Purchase Commitments have been duly authorized and validly issued to the Company, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to the Lender, subject to no other Liens.

                     5.15(b)  The Company has, and will continue to have, the
              full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

                     5.15(c)  Any Mortgage Loan and any related document
              included in the Pledged Mortgages (1) has been duly executed and delivered by the parties thereto at a closing held not more than 90 days prior to the date of the Advance Request for such Mortgage Loan, (2) has been made in compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act and all other applicable laws and regulations, (3) is and will continue to be valid and enforceable in accordance with its terms, without defense or offset, (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived, (5) has been evaluated or appraised in accordance with Title XI of FIRREA, and (6) complies and will continue to comply with the terms of this Agreement and, if applicable, with the related Purchase Commitment held by the Company. Each Mortgage Loan, other than an open-ended Pledged Loan secured by a Second Mortgage, has been fully advanced in the face amount thereof, each First Mortgage is a first Lien on the premises described therein and each Second Mortgage is secured by a second Lien on the premises described therein, and has or will have a title insurance policy, in American Land Title Association form or equivalent thereof, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing such Mortgage Loans.

                     5.15(d)  No default has occurred and is continuing for more than 60 days under any Mortgage Loan included in the Pledged Mortgages without the Advance against such Pledged Mortgage having been repaid in accordance with Section 2.5(c)(3) hereof, provided, however, that with respect to Pledged Mortgages which have already been pledged as Collateral hereunder, if any default has occurred, the Company will promptly notify the Lender.

                     5.15(e)  The Company has complied and will continue to
              comply with all laws, rules and regulations in respect of the FHA insurance or VA guaranty of each Mortgage Loan included in the Pledged Mortgages designated by the Company as an FHA insured or VA guaranteed Mortgage Loan, and such insurance or guarantee is and will continue to be in full force and effect.

                     5.15(f)  All fire and casualty policies covering the
              premises encumbered by each Mortgage included in the Pledged Mortgages (1) name and will continue to name the Company and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available.

                     5.15(g)  Pledged Mortgages secured by premises located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.


                     5.15(h)  Each Pledged Mortgage, against which an Advance is made on the basis of a Purchase Commitment, meets all requirements of such Purchase Commitment. The Company shall assure that Pledged Mortgages which are intended to be used in the formation of Mortgage-backed Securities shall comply or, prior to the formation of any such Mortgage-backed Security, shall comply with the requirements of the governmental instrumentality, department, agency or other Person issuing or guaranteeing such Mortgage-backed Security.


                     5.15(i)  For Pledged Mortgages which will be used to back
              Ginnie Mae Mortgage-backed Securities, the Company has received from Ginnie Mae a Confirmation Notice or Confirmation Notices for Request Additional Commitment Authority and for Request Pool Numbers, and there remains available thereunder a commitment on the part of Ginnie Mae sufficient to permit the issuance of Ginnie Mae Mortgage-backed Securities in an amount at least equal to the amount of such Pledged Mortgages designated by the Company as the Mortgage Loans to be used to back such Ginnie Mae Mortgage-backed Securities; each such Confirmation Notice is in full force and effect; each of such Pledged Mortgages has been assigned by the Company to one of such Pool Numbers and a portion of the available Ginnie Mae Commitment has been allocated thereto by the Company, in an amount at least equal to such Pledged Mortgages; and each such assignment and allocation has been reflected in the books and records of the Company.


                     5.15(j)  Each Pledged Mortgage secured by real property to which a Manufactured Home is affixed will create a valid Lien on such Manufactured Home that will have priority over any other Lien on such Manufactured Home, whether or not arising under applicable real property law.

              5.16 NO ADVERSE SELECTION. The Company has not selected the Collateral in a manner so as to affect adversely the Lender's interests.

              5.17 YEAR 2000 COMPLIANCE. The Company has conducted a comprehensive review and assessment of the Company's computer applications and made inquiry of the Company's key suppliers, vendors, customers, and Investors with respect to the "Year 2000 Problem" and, based on that review and inquiry, the Company does not believe the Year 2000 Problem will result in a material adverse change in the Company's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

6.     AFFIRMATIVE COVENANTS.

              The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, the Company shall:

              6.1 PAYMENT OF NOTE. Punctually pay or cause to be paid all Obligations payable hereunder and under the Note in accordance with the terms hereof and thereof.

              6.2    FINANCIAL STATEMENTS AND OTHER REPORTS.  Deliver to the
       Lender:

                     6.2(a)   As soon as available and in any event within 30
              days after the end of each calendar month of the Company, statements of income and changes in stockholders' equity of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of such calendar month, and the related balance sheet as of the end of the immediately preceding month, all in reasonable detail and certified as to the fairness of presentation by the chief financial officer of the Company, subject, however, to year-end audit adjustments.

                     6.2(b)   As soon as available and in any event within 30
              days after the end of each calendar month, consolidating statements of income and changes in stockholders' equity of the Guarantor and its Subsidiaries for the immediately preceding month and for the period from the beginning of the fiscal year to the end of such calendar month, and the related balance sheet as at the end of the immediately preceding month, all in reasonable detail and certified as to the fairness of presentation by the chief financial officer of the Guarantor, subject, however, to year-end audit adjustments and the absence of footnotes.

                     6.2(c)   As soon as available and in any event within 90
              days after the end of each fiscal year of the Company, statements of income, changes in stockholders' equity and cash flows of the Guarantor and its Subsidiaries, the related balance sheets as of the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by an opinion in form and substance satisfactory to the Lender of an accounting firm reasonably satisfactory to the Lender, or other independent certified public accountants of recognized standing selected by the Guarantor and acceptable to the Lender, as to said financial statements and a certificate signed by the chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company (and, if applicable, its Subsidiaries) as of the end of, and for, such year.

                     6.2(d)   Together with each delivery of financial
              statements required in this Section 6.2, an Officer's Certificate substantially in the form of EXHIBIT I-SF hereto: (1) setting forth in reasonable detail all calculations necessary to show that the Company is in compliance with the requirements of Sections 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 8.1(r), 8.1(s), 8.1(t) and 8.1(u)
              hereof as of the end of such month or year (or, if the Company is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions the Company has taken, is taking or proposes to take with respect thereto); (2) certifying that the Company was, as of the end of the period, in compliance and in good standing with applicable HUD, Ginnie Mae, or Investor net worth requirements; (3) certifying that the representation set forth in Section 5.17 hereof is true and correct as of the date of such certificate or, if such representation is not true and correct as of such date, specifying the nature of the problem and what action the Company has taken, is taking and proposes to take with request thereto, and (4) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Company (and, if applicable, its Subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any Default or Event of Default, or if any Default or Event of Default existed or exists, specifying the nature and period of the existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

                     6.2(e)   Reports in respect of the Pledged Mortgages and
              Pledged Securities, in such detail and at such times as the Lender in its discretion may reasonably request at any time or from time to time.

                     6.2(f)   Copies of all regular or periodic financial and
              other reports, if any, which the Company shall file with the Securities and Exchange Commission or any governmental agency successor thereto, copies of any audits completed by Ginnie Mae, Fannie Mae or Freddie Mac and copies of the Mortgage Bankers' Financial Reporting Forms (Freddie Mac Form 1055/Fannie Mae Form
              1002) which the Company is required to have filed, as the Lender may reasonably request.

                     6.2(g)   Copies of any and all press releases by the
              Company or the Guarantor related to their business activities.

                     6.2(h)   Prior to the beginning of each fiscal year,
              projected financial statements of the Guarantor as at the end of each Fiscal Quarter during such fiscal year, including a balance sheet and statements of income and cash flow, in reasonable detail and in form and substance satisfactory to the Lender.

                     6.2(i)   From time to time, with reasonable promptness,
              such further information regarding the business, operations, properties or financial condition of the Company as the Lender may reasonably request.

              6.3 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described under Section
       5.13 hereof; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining the Company's eligibility as lender, seller/servicer and issuer described under Section 5.13 hereof; not change the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement; and not change its name, state of incorporation or principal place of business.

              6.4 COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings.

              6.5 INSPECTION OF PROPERTIES AND BOOKS. Permit authorized representatives of the Lender or any Participant to discuss the business, operations, assets and financial condition of the Company and its Subsidiaries with its officers and employees and to examine its books of account and make copies or extracts thereof, all at such reasonable times as the Lender or any Participant may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Lender or any Participant or any authorized representatives of the Lender or any Participant may address to them in reference to the financial condition or affairs of the Company and its Subsidiaries. The Company may have its representatives in attendance at any meetings between the officers or other representatives of the Lender or any Participant and the Company accountants held in accordance with this authorization.

              6.6 NOTICE. Give prompt Notice to the Lender of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of $100,000, or any such proceedings threatened against the Company or any of its Subsidiaries in a writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against the Company, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for 5 days, (d) the suspension, revocation or termination of the Company's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section
       5.13 hereof, (e) the transfer, loss or termination of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer, loss or termination, if known to the Company, (f) any asset or stock acquisitions in excess of $1,000,000 by either the Company or the Guarantor, (g) any agreements by either the Company or the Guarantor for a committed warehousing line of credit; or (h) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company and its Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Company or any of its

       Subsidiaries is a party or to which the Company or any of its Subsidiaries, its properties, or assets may be subject.

              6.7 PAYMENT OF DEBT, TAXES, ETC. Pay and perform all obligations and indebtedness of the Company, and cause to be paid and performed all obligations and indebtedness of its Subsidiaries, promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued and for which proper reserves have been created.

              6.8 INSURANCE. Maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under
       Section 5.13 hereof, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within 30 days after Notice from the Lender, obtain such additional insurance as the Lender shall reasonably require, all at the sole expense of the Company. Copies of such policies shall be furnished to the Lender without charge upon request of the Lender.

              6.9 CLOSING INSTRUCTIONS. Indemnify and hold the Lender harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of a title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Company relating to any Mortgage Loan.

              6.10 SUBORDINATION OF CERTAIN INDEBTEDNESS. Cause any indebtedness of the Company, incurred after the date of this Agreement, to any shareholder, director or officer of the Company, or to any Affiliate of the Company or of any Subsidiary of the Company, or to any Guarantor, which indebtedness has a term of more than one (1) year or is in excess of $100,000 to be subordinated to all Obligations by the execution of a Subordination of Debt Agreement in the form of EXHIBIT F hereto and deliver to the Lender an executed copy of said Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect.

              6.11 OTHER LOAN OBLIGATIONS. Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. EXHIBIT J hereto is a true and complete list of all such lines of credit or agreements as of the date hereof and the Company hereby agrees to give the Lender at least 10 days Notice before entering into any additional lines of credit or agreements.

              6.12 USE OF PROCEEDS OF ADVANCES. Use the proceeds of each Advance solely for the purpose set forth in Section 2.1(b) for Advances of that type.

              6.13   SPECIAL AFFIRMATIVE COVENANTS CONCERNING COLLATERAL.

                     6.13(a)  Warrant and defend the right, title and interest
              of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

                     6.13(b)  Service or cause to be serviced all Mortgage Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering the same and all applicable FHA and VA requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. The Company shall service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering the same. The Company shall hold all escrow funds collected in respect of Pledged Mortgages and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

                     6.13(c)  Execute and deliver to the Lender such Uniform
              Commercial Code financing statements with respect to the Collateral as the Lender may request. The Company shall also execute and deliver to the Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Lender, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lender under this Agreement. The Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Minnesota, or any other applicable law, in addition to all rights provided for herein.

                     6.13(d)  Notify the Lender within 2 Business Days of any
              default under, or of the termination of, any Purchase Commitment relating to any Pledged Mortgage, Eligible Mortgage Pool or Pledged Security.

                     6.13(e)  Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Company will cause to be delivered to the Investor the Pledged Mortgages and Pledged Securities to be sold under each Purchase Commitment not later than 3 Business Days prior to the mandatory delivery date thereof.

                     6.13(f)  Maintain, at its principal office or in a regional office approved by the Lender, or in the office of a computer service bureau engaged by the Company and approved by the Lender, and, upon request, make available to the Lender the originals, or copies in any case where the originals have been delivered to the Lender or to an Investor, of its Mortgage Notes and Mortgages included in Pledged Mortgages, Mortgage-backed Securities delivered to the Lender as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

7.     NEGATIVE COVENANTS.

              The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed, the Company shall not, either directly or indirectly, without the prior written consent of the Lender:

              7.1 CONTINGENT LIABILITIES. Assume, guarantee, endorse, or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

              7.2 SALE OR PLEDGE OF SERVICING CONTRACTS. Sell, pledge or grant a security interest in any existing or future Servicing Contracts of the Company other than to the Lender, except as otherwise expressly permitted in this Agreement, or omit to take any action required to keep all such Servicing Contracts in full force and effect.

              7.3 MERGER; SALE OF ASSETS; ACQUISITIONS. Liquidate, dissolve, consolidate or merge or sell any substantial part of its assets, or acquire any substantial part of the assets of another.

              7.4 DEFERRAL OF SUBORDINATED DEBT. Pay in advance of the stated maturity thereof any Subordinated Debt of the Company or, if a Default or Event of Default hereunder shall have occurred, make any payment of any kind thereafter on such Subordinated Debt until all Obligations have been paid and performed in full and any applicable preference period has expired.

              7.5 LOSS OF ELIGIBILITY. Take any action that would cause the Company to lose all or any part of its status as an eligible lender, seller/servicer and issuer as described under Section 5.13 hereof.

              7.6 CURRENT RATIO. Permit the ratio of current assets to current liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, at any time to exceed 1.01 to 1.

              7.7 DEBT TO TANGIBLE NET WORTH RATIO OF COMPANY. Permit the ratio of Debt (excluding, for this purpose only, Debt arising under the Hedging Arrangements, to the extent of assets arising under the same Hedging Arrangements) to Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) at any time to exceed 10 to 1.

              7.8 MINIMUM TANGIBLE NET WORTH OF COMPANY. Permit Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) at any time to be less than $10,000,000, plus at least 37.5% of the net proceeds of any shares of stock of the Guarantor sold on or after the Closing Date.

              7.9 LIABILITY GROWTH. Permit the liabilities of the Company and its Subsidiaries determined in accordance with GAAP, at the end of any Fiscal Quarter to exceed 150% of such liabilities at the end of the preceding Fiscal Quarter.

              7.10 DIVIDENDS. For each fiscal year, declare or pay dividends in excess of 25% of the Company's net income earned in such fiscal year as determined on a fiscal year-to-date basis, less dividends previously declared in such fiscal year. Any Dividends declared based on the Company's net income for any fiscal year must be paid by the end of the second quarter of the next succeeding fiscal year.

              7.11 TRANSACTIONS WITH AFFILIATES. Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of its Affiliates, (b) transfer, sell, pledge, assign or otherwise dispose of any of its assets to or on behalf of such Affiliates, (c) merge or consolidate with any of its Affiliates, or purchase or acquire assets from any of its Affiliates other than purchasers of Mortgage Loans on the date of origination from wholly-owned Subsidiaries in the ordinary course of business and on terms no less favorable to the Company than those that could be obtained in a transaction with an unaffiliated Person, or (d) pay management fees in excess of $1,000,000 per month to or on behalf of such Affiliates.

              7.12 ACQUISITION OF RECOURSE SERVICING CONTRACTS. Acquire Servicing Contracts under which the Company is obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans.

              7.13 GESTATION FACILITIES. Directly or indirectly sell or finance Pledged Mortgages under any Gestation Agreements.

              7.14 SALE OF STOCK OF GUARANTOR. The Guarantor shall contribute to the Company in the form of a capital contribution an amount equal to not less than 37.5% of the net proceeds obtained from the sale of any shares of stock of the Guarantor.

              7.15   SPECIAL NEGATIVE COVENANTS CONCERNING COLLATERAL.

                     7.15(a)  The Company shall not amend or modify, or waive
              any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages or Pledged Securities.

                     7.15(b)  The Company shall not sell, assign, transfer or
              otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or as permitted herein) any of the Collateral or any interest therein.

                     7.15(c)  The Company shall not make any
              compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

8.     DEFAULTS; REMEDIES.

              8.1 EVENTS OF DEFAULT. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

                     8.1(a)   Failure to pay the principal of any Advance when
              due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within 10 days after the due date; or failure to pay, within any applicable grace period, any other Obligations of the Company due the Lender; or

                     8.1(b)   Failure of the Company or any of its Subsidiaries
              to pay, or any default in the payment of any principal or interest on, any other indebtedness or in the payment of any contingent obligation within any period of grace provided; breach or default with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, indebtedness of the Company or its Subsidiaries in the aggregate amount of $100,000 or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

                     8.1(c)   Failure of the Company to perform or comply with
              any term or condition applicable to it contained in Sections 6.3 (with respect to corporate existence) or 0, or in any Section of
              Article 7 of this Agreement; PROVIDED, that if the Company fails to comply with Section 7.8 hereof at any time solely because of a determination by the Lender to deem any assets that were previously included in the calculation of Tangible Net Worth unacceptable for purposes of such calculating under its discretionary right to do so, no Event of Default shall occur if the Company increases its Tangible Net Worth by the value of such assets within 15 days after the Lender notifies the Company of such determination; or

                     8.1(d)   Any of the Company's representations or warranties
              made or deemed made herein or in any other Loan Document (other than the representations and warranties set forth in Section 5.15 hereof), or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto shall be inaccurate or incomplete in any material respect on the date as of which made or deemed made; or

                     8.1(e)   The Company shall default in the performance of or
              compliance with any term contained in this Agreement or any other Loan Document other than those referred to above in Subsections 8.1(a), 8.1(c) or 8.1(d) and such default shall not have been remedied or waived within 30 days after the earliest of (i) receipt by the Company of Notice from the Lender of such default,
              (ii) receipt by the Lender of Notice from the Company of such default, or (iii) the date the Company should have notified the Lender of such default pursuant to Section 6.6(c); or

                     8.1(f) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company, any Subsidiary of the Company or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company, any Subsidiary of the Company or any Guarantor now or hereafter in effect, which decree or order is not stayed; the Company, any Subsidiary of the Company or any Guarantor shall consent to the entry of any such decree or order; or a filing of a voluntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company, any Subsidiary of the Company or any Guarantor has occurred; or any other similar relief shall be granted under any applicable federal or state law; or (2) the filing of an involuntary case in respect of the Company, any Subsidiary of the Company or any Guarantor under any applicable bankruptcy, insolvency or other similar law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, any Subsidiary of the Company or of any Guarantor, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim or permanent receiver, trustee or other custodian of the Company, any Subsidiary of the Company or any Guarantor for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, any Subsidiary of the Company or any Guarantor, and the continuance of any such events in Subsection
              (2) above for 60 days unless dismissed, bonded off or discharged;
              or

                     8.1(g)   The Company, any Subsidiary of the Company or any
              Guarantor shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company, any Subsidiary of the Company or any Guarantor of any assignment for the benefit of creditors; or the inability or failure of the Company, any Subsidiary of the Company or any Guarantor, or the admission by the Company, any Subsidiary of the Company or any Guarantor in writing of its inability, to pay its debts as such debts become due; or

                     8.1(h)   Failure of the Company to perform any contractual
              obligations which it may have to repurchase Mortgage Loans, if such obligations in the aggregate exceed $500,000; or

                     8.1(i)   Any money judgment, writ or warrant of attachment,
              or similar process involving in any case an amount in excess of $100,000 shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than 5 days prior to the date of any proposed sale thereunder; or

                     8.1(j)   Any order, judgment or decree shall be entered
              against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of 20 days; or

                     8.1(k)   Any Plan maintained by the Company or any of its
              Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's liability or any such Subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than $100,000 (or in the case of a termination involving the Company or any of its Subsidiaries as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

                     8.1(l)   The Company or any of its Subsidiaries as employer
              under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $100,000; or

                     8.1(m)   The Company or the Guarantor shall purport to
              disavow its obligations hereunder or under the Guaranty, as the case may be, or shall contest the validity or enforceability hereof or of the Guaranty; or the Lender's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Lender's approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within 10 days of the date of such impairment; or

                     8.1(n)   Mark L. Korell shall cease to be the chairman and
              chief executive officer of the Guarantor; or

                     8.1(o)   Any Lien for any taxes, assessments or other
              governmental charges (i) is filed against the Company or any of its property, or is otherwise enforced against the Company or any of its property, or (ii) obtains priority that is equal or greater than the priority of the Lender's security interest in any of the Collateral; or

                     8.1(p)   A material adverse change occurs, or is reasonably
              likely to occur, in the business condition (financial or otherwise), operations, properties or prospects of the Company, or in the ability of the Company to repay the Obligations; PROVIDED, that the Company's anticipated losses for its fiscal year ending April 30, 2000 described on EXHIBIT N hereto shall not constitute a material adverse change for purposes of this Section 8.1(p); or

                     8.1(q)   The Guarantor is removed from the NASDAQ list of
              publicly held corporations; or

                     8.1(r)   The Guarantor has an aggregate net loss for the
              portion of any fiscal year ending on the last day of any Fiscal Quarter greater than the "Permitted Cumulative Loss" for such portion of such fiscal year, as set forth on EXHIBIT N hereto; or

                     8.1(s)   The ratio of Debt (excluding, for this purpose
              only, Debt arising under Hedging Arrangements, to the extent of units arising under the same Hedging Arrangements) to Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) at any time exceeds 10 to 1.

                     8.1(t)   The Tangible Net Worth of the Guarantor (and its
              Subsidiaries, on a consolidated basis) is at any time less than $13,000,000 plus 75% of the net proceeds of any shares of stock of the Guarantor sold on or after the Closing Date.

                     8.1(u)   The liabilities of the Guarantor (and its
              Subsidiaries, on a consolidated basis), determined in accordance with GAAP at the end of any Fiscal Quarter, exceed 150% of such liabilities at the end of the preceding Fiscal Quarter.

                     8.1(v)   The Company's approval as an RFC seller is
              terminated, or the Company loses any of its other approvals as a lender or a seller set forth in Section 5.13 of the Agreement; or

                     8.1(w)   Either the Company or the Guarantor receive
              outside financing for warehousing Subprime Mortgage Loans.

              8.2    REMEDIES.

                     8.2(a)   Upon the occurrence of any Event of Default
              described in Sections 8.1(f) or 8.1(g), the Commitment shall be terminated and the unpaid principal amount of and accrued interest on the Note and all other Obligations shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Company.

                     8.2(b)   Upon the occurrence of any Event of Default, other
              than those described in Sections 8.1(f) and 8.1(g), the Lender may, by Notice to the Company, terminate the Commitment and/or declare all Obligations to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligation of the Lender to make any Advances shall thereupon terminate.

                     8.2(c)   Upon the occurrence of any Event of Default, the
              Lender may also do any of the following:

                              (1)  Foreclose upon or otherwise enforce its
                     security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for hereunder.

                              (2) Notify all obligors in respect of Collateral that the Collateral has been assigned to the Lender and that all payments thereon are to be made directly to the Lender or such other party as may be designated by the Lender; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any Investor or any portion of the Collateral, on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                              (3) Act, or contract with a third party to act, as servicer or subservicer of each item of Collateral requiring servicing and perform all obligations required in connection with Servicing Contracts and Purchase Commitments, such third party's fees to be paid by the Company.

                              (4)  Require the Company to assemble the
                     Collateral and/or books and records relating thereto and make such available to the Lender at a place to be designated by the Lender.

                              (5) Enter onto property where any Collateral or books and records relating thereto are located and take possession thereof with or without judicial process; and obtain access to the Company's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

                              (6) Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

                              (7) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine, including, without limitation, sale pursuant to any applicable Purchase Commitment. If notice is required under such applicable law, the Lender will give the Company not less than 10 days' notice of any such public sale or of the date after which any private sale may be held. The Company agrees that 10 days' notice shall be reasonable notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge of and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

                              (8) Proceed against the Company on the Note or against the Guarantor under the Guaranty or both.

                     8.2(d)   The Lender shall incur no liability as a result of
              the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Company hereby waives (to the extent permitted by law) any claims it may have against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree. Any sale of Collateral pursuant to the terms of a Purchase

              Commitment, or any other disposition of Collateral arranged by the Company, whether before or after the occurrence of an Event of Default, shall be deemed to have been made in a commercially reasonable manner.

                     8.2(e)   The Company acknowledges that Mortgage Loans and
              Mortgage-backed Securities are collateral of a type which is customarily sold on a recognized market. The Company waives any right it may have to prior notice of the sale of any Pledged Mortgage or Pledged Security, and agrees that the Lender may purchase any Pledged Mortgages or Pledged Securities at a private sale of such Collateral.

                     8.2(f)   The Company specifically waives and releases (to
              the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Lender shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

                     8.2(g)   The Lender may, but shall not be obligated to,
              advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Note.

                     8.2(h)   No failure on the part of the Lender to exercise,
              and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

                     8.2(i)   The Lender is hereby granted a license or other
              right to use, without charge, the Company's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Company's rights under all licenses and all other agreements related to the foregoing shall inure to the Lender's benefit until the Obligations are paid in full.

                     8.2(j)   The Company acknowledges that the Company and the
              Lender have entered into, and may from time to time hereafter enter into, agreements ("Acknowledgment Agreements") with Fannie Mae, Freddie Mac or any other Investor in order to obtain the consent of Fannie Mae, Freddie Mac or any other Investor to the assignment of and security interest granted in the Servicing Contracts pursuant to Section 3 hereof, as the same may be amended from time to time. The Company further acknowledges that the Acknowledgment Agreements may contain certain provisions concerning the enforcement by the Lender of the security interest of the Secured Parties in the Servicing Contracts subject thereto. The Company agrees that the disposition of its rights in any Servicing Contract pursuant to the terms of the applicable Acknowledgment Agreement shall be deemed commercially reasonable within the meaning of Section 9-504(3) of the Uniform Commercial Code of Minnesota. The Company hereby waives any claims it might otherwise have against the Lender as a result of the Lender's compliance with the terms of any Acknowledgment Agreement.

              8.3 APPLICATION OF PROCEEDS. The proceeds of any sale, disposition or other enforcement of the Lender's security interest in all or any part of the Collateral shall be applied by the Lender to the Obligations in such order as the Lender, in its sole and absolute discretion, shall determine from and after the indefensible payment to the Lender of all of the Obligations, any remaining proceeds shall be paid:

              FIRST, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lender's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Lender in connection therewith;

              SECOND, to the payment of the Obligations in such order as the Lender, in its sole discretion, determines; and

              FINALLY, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

              If the proceeds of any sale, disposition or other enforcement are insufficient to cover the costs and expenses of the sale, and the payment in full of all Obligations, the Company will remain liable for any deficiency.

              8.4 LENDER APPOINTED ATTORNEY-IN-FACT. The Lender is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Pledged Mortgages or Pledged Securities payable to the order of the Company, to change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages or Pledged Securities and to give full discharge for the same.

              8.5 RIGHT OF SET-OFF. If the Company shall default in the payment of the Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other obligations or liabilities under this Agreement, the Lender shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Lender to or for the credit or the account of the Company against and on account of the Obligations of the Company under the Note and this Agreement, irrespective of whether or not the Lender shall have made any demand hereunder and whether or not said

       Obligations shall have matured.

9.     NOTICES.

       All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telecopied or mailed, first class or delivered by overnight courier, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, by telecopy or by overnight courier, or if mailed, on the date of receipt as noted on the return receipt, addressed as follows:

              if to the Company:   Monument Mortgage, Inc.
                                   3021 Citrus Circle
                                   Suite 150
                                   Walnut Creek, California  94598
                                   Attn:  Chief Financial Officer
                                   Telecopier No.:  (925) 944-7040

              if to the Lender:    Residential Funding Corporation
                                   1646 North California Blvd.
                                   Suite 400
                                   Walnut Creek, CA  94596
                                   Attention:  Graham Shipman, Director
                                   Telecopier No.: (925) 935-6424

10.    REIMBURSEMENT OF EXPENSES; INDEMNITY.

       The Company shall:   (a) pay a documentation production fee of $5,000 in
connection with the preparation and negotiation of this Agreement; (b) pay such additional documentation production fees as the Lender may require and all out-of-pocket costs and expenses of the Lender, including, without limitation, reasonable fees, service charges and disbursements of counsel (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Note, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; (c) indemnify, pay, and hold harmless the Lender and any holder of the Note from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Lender and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (d) indemnify, pay and hold harmless the Lender and any of its officers, directors, employees or agents and any subsequent holder of the Note (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, the reasonable fees and disbursements of counsel of the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) which may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Note, or any other Loan Document or any of the transactions contemplated hereby or thereby (the "Indemnified Liabilities"); provided, however, that the Company shall have no obligation hereunder with respect to Indemnified Liabilities arising from the goss negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of the Company contained in this Subsection (d) shall survive the expiration or termination of this Agreement and the payment in full of the Note. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.    FINANCIAL INFORMATION.

       All financial statements and reports furnished to the Lender hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for the last fiscal year ended (except to the extent otherwise required to conform to good accounting practice).

12.    MISCELLANEOUS.

              12.1 TERMS BINDING UPON SUCCESSORS; SURVIVAL OF REPRESENTATIONS. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding or there remain any Obligations to be paid or performed.

              12.2 ASSIGNMENT. This Agreement cannot be assigned by the Company. This Agreement and the Note, along with the Lender's security interest in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by the Lender, and any assignee thereof may enforce this Agreement, the Note and its security interest in the Collateral so assigned.

              12.3 AMENDMENTS. Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

              12.4 GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

              12.5 PARTICIPATIONS. The Lender may at any time sell, assign or grant participations in, or otherwise transfer to any other Person (a "Participant"), all or part of the Obligations. Without limitation of the exclusive right of the Lender to collect and enforce such Obligations, the Company agrees that each disposition will give rise to a debtor-creditor relationship of the Company to the Participant, and the Company authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Company which may be in the hands of such Participant. The Company authorizes the Lender to disclose to any prospective Participant and any Participant any and all information in the Lender's possession concerning the Company, this Agreement and the Collateral.

              12.6 RELATIONSHIP OF THE PARTIES. This Agreement provides for the making of Advances by the Lender, in its capacity as a lender, to the Company, in its capacity as a borrower, and for the payment of interest, repayment of principal by the Company to the Lender, and for the payment of certain fees by the Company to the Lender. The relationship between the Lender and the Company is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lender to protect its interests as lender in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Lender to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Lender to the Company, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lender for credit and to execute and deliver this Agreement.

              12.7 SEVERABILITY. If any provision of this Agreement shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

              12.8 OPERATIONAL REVIEWS. From time to time upon request, the Company shall permit the Lender or its representative access to its premises and records, for the purpose of conducting a review of the Company's general mortgage business methods, policies, and procedures, auditing loan files and reviewing financial and operational aspects of the Company's business.

              12.9 CONSENT TO CREDIT REFERENCES. The Company hereby consents to the disclosure of information regarding the Company and its relationships with the Lender to Persons making credit inquiries to the Lender. This consent is revocable by the Company at any time upon Notice to the Lender as provided in Section 0 hereof.

              12.10 CONSENT TO JURISDICTION. The Company hereby agrees that any action or proceeding under the Loan Documents, the Note or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Company by first class registered or certified mail, return receipt requested, addressed to the Company at its address last known to the Lender. The Company agrees that any such suit, action or proceeding arising out of or relating to this Agreement or any other such document may be instituted in the Hennepin County State District Court or in the United States District Court for the District of Minnesota at the option of the Lender; and the Company hereby waives any objection to the jurisdiction or venue of any such court with respect to, or the convenience of any court as a forum for, any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

              12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

              12.12 ENTIRE AGREEMENT. This Agreement, the Note and the other Loan Documents represent the final agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, and may not be contradicted by evidence of prior or contemporaneous oral agreements among such parties. There are no oral agreements among the parties with respect to the subject matter hereof and thereof.

              12.13 WAIVER OF JURY TRIAL. THE COMPANY AND THE LENDER EACH HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR HEREAFTER ARISES. THE LENDER AND THE COMPANY EACH GIVES THIS WAIVER OF RIGHT TO JURY TRIAL KNOWINGLY AND VOLUNTARILY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE COMPANY AND THE LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE LENDER AND THE COMPANY ARE EACH HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE COMPANY AND THE LENDER EACH HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          MONUMENT MORTGAGE, INC.,
                                          a California corporation

                                          By:
                                             ----------------------------------

                                          Its:
                                             ----------------------------------




                                          RESIDENTIAL FUNDING CORPORATION,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------

                                          Its:  Director

STATE OF _______________      )
                              ) ss
COUNTY OF ______________      )

       On                  , 1999 before me, a Notary Public, personally
appeared                                 , the                        of
MONUMENT MORTGAGE, INC., a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                          -------------------------------------
                                          Notary Public
  (SEAL)                                  My Commission Expires:
                                                                ---------------



STATE OF _______________      )
                              ) ss
COUNTY OF ______________      )

       On                  , 1999 before me, a Notary Public, personally
appeared                                 , the Director of RESIDENTIAL FUNDING
CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                          -------------------------------------
                                          Notary Public
  (SEAL)                                  My Commission Expires:
                                                                ---------------

                                                                      EXHIBIT A

                                   PROMISSORY NOTE



$75,000,000                                                 Date:  June 30, 1999


       FOR VALUE RECEIVED, the undersigned, MONUMENT MORTGAGE, INC., a California corporation (herein called the "Company"), hereby promises to pay to the order of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender" or, together with its successors and assigns, the "Holder") whose principal place of business is 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437, or at such other place as the Holder may designate from time to time, the principal sum of $75,000,000 or so much thereof as may be outstanding from time to time pursuant to the First Amended and Restated Warehousing Credit and Security Agreement described below, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rates and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

       This Note is given to evidence an actual warehouse line of credit in the above amount and is the Note referred to in that certain First Amended and Restated Warehousing Credit and Security Agreement (the "Agreement") dated the date hereof between the Company and the Lender, as the same may be amended or supplemented from time to time, and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

       This Note may be prepaid in whole or in part at any time without premium or penalty.

       Should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, any and all costs of collecting this Note, including reasonable attorneys' fees and expenses.

       The Company hereby waives demand, notice, protest and presentment.


       This Note shall be construed and enforced in accordance with the laws of the State of Minnesota, without reference to its principles of conflicts of law.

       IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first above written.


                                          MONUMENT MORTGAGE, INC.,
                                          a California corporation


                                          By:
                                             ---------------------------------

                                          Its:
                                              --------------------------------


STATE OF _______________    )
                            ) ss
COUNTY OF ______________    )

       On _____________, ____________, before me, a Notary Public, personally appeared ____________________, the _________________ of MONUMENT MORTGAGE, INC.,
a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                          ------------------------------------
                                          Notary Public
  (SEAL)                                  My Commission Expires:
                                                                --------------

                                                                      EXHIBIT B

                                       GUARANTY


       THIS GUARANTY, made and entered into as of this 30th day of June 1999, by FiNET.COM, INC., a Delaware corporation (the "Guarantor"), to RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), having its principal office at 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437.

                                       RECITALS

       A. MONUMENT MORTGAGE, INC., a California corporation (the "Company") and the Lender have agreed that the Lender will extend a warehouse line of credit to the Company in the principal amount of $75,000,000 (the "Loan") to finance the making and purchasing of Mortgage Loans.

       B. The Loan is evidenced by a Warehousing Promissory Note dated of even date herewith from the Company to the Lender, as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such Promissory Note (the "Note") and by a First Amended and Restated Warehousing Credit and Security Agreement of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such agreement (the "Agreement").

       C. The Guarantor is the sole shareholder of the Company and will derive benefit from the Loan.

       D. As a condition to making the Loan, the Lender has required that the Guarantor execute and deliver this Guaranty. In order to induce the Lender to make Advances under the Agreement, to accept the Notes and the Agreement, the Guarantor has agreed to give this Guaranty.

       E. The Lender has refused to make Advances under the Agreement unless this Guaranty is executed by the Guarantor and delivered to Lender.

                                      AGREEMENT

       NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby covenants and agrees with the Lender as follows:

       1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

       2. The Guarantor hereby irrevocably, unconditionally and absolutely guarantees to the Lender the due and prompt payment, and not just the collectibility, of the principal of, and interest, fees and late charges and all other indebtedness, if any, on the Notes when due, whether at maturity, by acceleration or otherwise all at the times and places and at the rates described in, and otherwise according to the terms of the Notes and the Agreement, whether now existing or hereafter created or arising.

       3. The Guarantor further hereby irrevocably, unconditionally and absolutely guarantees to the Lender the due and prompt performance by the Company of all duties, agreements and obligations of the Company contained in the Notes and the Agreement, and the due and prompt payment of all costs and expenses incurred, including, without limitation, attorneys' fees, court costs and all other litigation expenses (including but not limited to expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses), in enforcing the payment and performance of the Notes and the Agreement and this Guaranty (the payment and performance of the items set forth in Paragraphs 2 and 3 of this Guaranty are collectively referred to as the "Guaranteed Debt").

       4. In the event the Company shall at any time fail to pay the Lender any principal of or interest on or other sums constituting any Guaranteed Debt when due, whether by acceleration or otherwise, the Guarantor promises to pay such amount to the Lender forthwith, together with all collection costs and expenses, including, without limitation, attorneys' fees, court costs and all other litigation expenses (including but not limited to expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses). Any sum required to be paid by the Guarantor to the Lender pursuant to this Guaranty shall bear interest from the date such sum becomes due until paid at a per annum rate equal to the Default Rate.

       5. The Guarantor hereby authorizes the Lender, following the occurrence of an Event of Default, without notice or demand, to apply any property, balances, credits, accounts or moneys of the Guarantor then in the possession of Lender, or standing to the credit of the Guarantor, to the payment of such Guaranteed Debt.

       6. The Guarantor does hereby (a) agree to any modifications of any terms or conditions of any Guaranteed Debt and/or to any extensions or renewals of time of payment or performance by the Company; (b) that it shall not be necessary for the Lender to resort to legal remedies against the Company before proceeding hereunder, nor to take any action against any other Person obligated (an "Obligor") for payment or performance of the Guaranteed Debt or against any collateral for the Guaranteed Debt before proceeding against the Guarantor; (c) agree that no release of the Company or any other guarantor or Obligor, and no release, exchange or nonperfection of any collateral for the Guaranteed Debt, whether by operation of law or by any act or failure to act by the Lender, with or without notice to the Guarantor, shall release the Guarantor; (d) waive presentment, demand, notice of demand, dishonor, notice of dishonor, protest, and notice of protest and any other notice with respect to any Guaranteed Debt and this Guaranty, and promptness in commencing suit against any party thereto or liable thereon and/or in giving any notice to or making any claim or demand hereunder upon the Guarantor; (e) waive any defense arising by reason of any disability or other defense of the Company for payment of the Guaranteed Debt or any part thereof or by reason of the cessation from any cause whatsoever of the liability of the Company therefor other than full payment of the Guaranteed Debt; or (f) waive, to the extent permitted by law, all benefit of valuation, appraisement, and exemptions under the laws of the State of Minnesota or any other state or territory of the United States.

       7. The obligations of the Guarantor hereunder shall be primary, absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) the genuineness, validity, regularity or enforceability of, or any amendment or change in the Agreement or the Notes, or any change in or extension of the manner, place or terms of payment of, all or any portion of the Guaranteed Debt; (b) the taking or failure to take any action to enforce the Agreement or the Notes, or the exercise or failure to exercise any remedy, power or privilege contained therein or available at law or otherwise, or the waiver by the Lender of any provisions of the Agreement or the Notes; (c) any impairment, modification, change, release or limitation in any manner of the liability of the Company or its estate in bankruptcy, or of any remedy for the enforcement of the Company's liability, resulting from the operation of any present or future provision of the bankruptcy laws or any other statute or regulation, or the dissolution, bankruptcy, insolvency, or reorganization of the Company; (d) the merger or consolidation of the Company, or any sale or transfer by the Company of all or part of its assets or property; (e) any claim the Guarantor may have against any other Obligor, including any claim of contribution; (f) the release, in whole or in part, of any other guarantor (if more than one), the Company or any other Obligor; (g) any settlement or compromise with any Obligor with respect to any Guaranteed Debt and/or the subordination of the payment of the Guaranteed Debt or any part thereof to the payment of any other debts or claims which may at any time be due and owing to the Lender and/or any other Person; or (h) any other action or circumstance which (with or without notice to or knowledge of the Guarantor) may or might in any manner or to any extent vary the risks of the Guarantor hereunder or otherwise constitute a legal or equitable discharge or defense, it being understood and agreed bythe Guarantor that the obligations under this Guaranty shall not be discharged except by the full payment and performance of the Guaranteed Debt.

       8. The Lender shall have the right to determine how, when and what application of payments and credits, if any, whether derived from the Company or from any other source, shall be made on the Guaranteed Debt and any other indebtedness owed by the Company and/or any other Obligor to the Lender. The Lender shall be under no obligation to marshal any assets in favor of the Guarantor or in payment of all or any part of the Guaranteed Debt.

       9. The obligations of the Guarantor hereunder shall continue to be effective, or be automatically reinstated, as the case may be, if at any time the performance or the payment, as the case may be, in whole or in part, of any of the Guaranteed Debt is rescinded or must otherwise be restored or returned by the Lender (as a preference, fraudulent conveyance or otherwise) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor or any other person or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company, the Guarantor or any other person, or any substantial part of its property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing or shall exist and declaration of default or acceleration under or with respect to this Guaranty or any Guaranteed Debt shall at such time be prevented by reason of the pendency against the Guarantor or the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, this Guaranty and such obligations shall be deemed to have been declared in default or accelerated with the same effect as if this Guaranty and such obligations had been declared in default and accelerated in accordance with their respective terms and the Guarantor shall forthwith perform or pay, as the case may be, as required hereunder in accordance with the terms hereunder without further notice or demand.

       10. The Guarantor hereby irrevocably waives any claim or other rights that the Guarantor may now or hereafter acquire against the Company that arises from the existence, payment, performance or enforcement of the Guarantor's obligations hereunder, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Lender against the

Company or any collateral that the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Company directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Debt shall not have been paid and performed in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Debt, whether matured or unmatured. Notwithstanding the blanket waiver of subrogation rights as set forth above, the Guarantor hereby specifically acknowledges that any subrogation rights which the Guarantor may have against the Company or any collateral that the Lender now has or hereafter acquires may be destroyed by a nonjudicial foreclosure of the collateral. Without limiting the foregoing, the Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guaranteed Debt, has destroyed the Guarantor's rights of subrogation and reimbursement against the Company by the operation of Section 580d of the California Code of Civil Procedure or otherwise. The Guarantor acknowledges that the Guarantor will receive direct and indirect benefits from the arrangements contemplated by the Agreement and the Notes and that the waivers set forth in this Section are knowingly made in contemplation of such benefits.

       11. The Guarantor waives any and all rights, benefits and defenses available to sureties and creditors which might otherwise be available to the Guarantor under Sections 2787 to 2855 inclusive, 2899 and 3433 of the California Civil Code, as amended or recodified from time to time, and the benefit of any statute of limitations affecting the liability of the Guarantor hereunder or the enforcement hereof, including, without limitation any rights arising under
Section 359.5 of the California Code of Civil Procedure. Additionally, the Guarantor waives the right to require the Lender to comply with the provisions of Section 9504 of the California Commercial Code, as amended or recodified from time to time. The Guarantor also waives all rights and defenses that the Guarantor may have because any Guaranteed Debt is secured by real property.
This means, among other things: (1) the Lender may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Company or any other Obligor; (2) if the Lender forecloses on any real property collateral pledged by the Company or any other Obligor: (a) the amount of the Guaranteed Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (b) the Lender may collect from the Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Company. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Guaranteed Debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

       12. No postponement or delay on the part of the Lender in the enforcement of any right hereunder shall constitute a waiver of such right and all rights of the Lender hereunder shall be cumulative and not alternative and shall be in addition to any other rights granted to the Lender in any other agreement or by law.

       13. If any provision hereof shall be or shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable and this Guaranty shall be so construed.

       14. This Guaranty shall be governed in all respects by the laws of the State of Minnesota, other than its principles of conflicts of law, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

       15. The Guarantor hereby agrees that any action or proceeding under this Guaranty may be commenced against the Guarantor in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Guarantor by first class registered or certified mail, return receipt requested, addressed to the Guarantor at the Guarantor's address last known to the Lender. The Guarantor agrees that any such suit, action or proceeding arising out of or relating to this Guaranty may be instituted in the District Court of Hennepin County, Minnesota or in the United States District Court for the District of Minnesota, at the option of the Lender; and the Guarantor hereby waives any objection to the jurisdiction or venue of any such court with respect to, or the convenience of any such court as a forum for, any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction or court.

       16. The Guarantor hereby represents and warrants to the Lender as follows:

       (a) Organization and Qualification. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Guarantor is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities, or both, makes such qualification necessary.

       (b) Authority and Authorization. The Guarantor has full corporate power and authority to execute, deliver and carry out the provisions of this Guaranty and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

       (c) Financial Statements. All financial statements and data which have heretofore been given to the Lender with respect to the Guarantor fairly and accurately represent the financial condition of the Guarantor as of the date hereof, and, since the date thereof, there has been no material adverse change in the financial condition of the Guarantor. The Guarantor shall promptly deliver to the Lender, or to the Company in time for the Company to deliver the same to the Lender, all financial statements and tax returns of the Guarantor required by the Agreement.

       (d) Address. The address of the Guarantor as specified below is true and correct and until the Lender shall have actually received a written notice specifying a change of address and specifically requesting that notices be issued to such changed address, the Lender may rely on the address stated as being accurate.

       (e) No Default. The Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority, in the payment of any material debt for borrowed money or under any material agreement evidencing or securing any such debt.

       (f) Solvent. The Guarantor is now solvent, and no bankruptcy or insolvency proceedings are pending or to the best of the Guarantor's knowledge contemplated by or against the Guarantor.

       (g) Relationship to the Company. The value of the consideration received and to be received by the Guarantor is reasonably worth at least as much as the liability and obligation of the Guarantor incurred or arising under this Guaranty. The Guarantor has had full and complete access to the Agreement and the Notes and all other loan documents relating to the Obligations and the Guaranteed Debt, has reviewed them and is fully aware of the meaning and effect of their contents. The Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. The Guarantor has adequate means to obtain from the Company on a continuing basis information concerning the Company's financial condition, and is not depending on the Lender to provide such information, now or in the future. The Guarantor agrees that the Lender shall not have any obligation to advise or notify the Guarantor or to provide the Guarantor with any data or information. The execution and delivery of this Guaranty is not given in consideration of (and the Lender has not in any way implied that the execution of this Guaranty is given in consideration of) the Lender's making, extending or modifying any loan to the Guarantor or to any other financial accommodation to or for the Guarantor.

       (h) Litigation. There is not now pending against or affecting the Guarantor, nor to the knowledge of the Guarantor is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition of the Guarantor.

       (i) Taxes. The Guarantor has filed all federal, state, provincial, county, municipal and other income tax returns required to have been filed by the Guarantor and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by the Guarantor, and the Guarantor does not know of any basis for any material additional assessment against it in respect of such taxes.

       17. Neither the death nor the release of any person or party to this Guaranty or any other guaranties of the Agreement and the Notes shall affect or release the liability of the Guarantor. The obligations of the Guarantor hereunder shall be in addition to any obligations of the Guarantor under any other guaranties of the Guaranteed Debt and/or any obligations of the Company or any other Persons heretofore given or hereafter to be given to the Lender, and this Guaranty shall not affect or invalidate any such other guaranties. The liability of the Guarantor to the Lender shall at all times be deemed to be the aggregate liability of the Guarantor under the terms of this Guaranty and of any other guaranties heretofore or hereafter given by the Guarantor to the Lender.

       18. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Guarantor shall in any case entitle it to any other or further notice or demand in similar or other circumstances.

       19. All notices that may be required or otherwise provided for or contemplated under the terms of this Guaranty for any party to serve upon or give to any other shall, whether or not so state, be in writing, and if not so in writing shall not be deemed to have been given, and be either personally served, sent by reputable overnight courier service, or sent with return receipt requested by registered or certified mail with postage (including registration or certification charges) prepaid, sent to the following address:

              (a) If to the Guarantor, addressed to the address indicated immediately following the Guarantor's signature;

              (b) If to the Lender, addressed to the Lender at its address at 1646 North California Blvd., Suite 400, Walnut Creek, California 94596,
       Attention:  Graham Shipman, Director.

Such addresses may be changed from time to time by written notice to the other parties given in the same manner. Any matter so served upon or sent to the Guarantor or the Lender in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) upon personal delivery, if personally delivered, (ii) on the date following delivery to the courier service, if sent by courier service, (iii) upon electronic confirmation of receipt, if sent by facsimile, and (iv) on the date of receipt as noted on the return receipt, if sent by registered or certified mail, except that notices of changes of address shall not be effective until actual receipt.

       20. Any indebtedness of the Company now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Company to the Lender, and such indebtedness of the Company to the Guarantor shall, if the Lender so requests, be collected, enforced and received by the Guarantor as trustee for the Lender and be paid over to the Lender on account of the indebtedness of the Company to the Lender, but without reducing or limiting in any manner the liability of the Guarantor under the other provisions of the Guaranty. The Guarantor acknowledges that, with respect to the indebtedness guaranteed hereunder, the Guarantor has irrevocably waived all rights to subrogation, reimbursement, and/or indemnification against the Company.

       21. This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No agreement or understanding entered into prior to the date hereof with respect to the subject matter hereof shall be binding upon the Guarantor unless expressed herein. No course of prior dealings between the Guarantor and the Lender, no usage of the trade, and no parole or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain, contradict or modify the terms and/or provisions of this Guaranty.

       22.    Time is of the essence hereof.

       23. THE GUARANTOR, BY ITS EXECUTION AND DELIVERY HEREOF, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE GUARANTOR AND BY THE LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS WAIVER TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER, INCLUDING THE LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO THE GUARANTOR OR ITS REPRESENTATIVES OR AGENTS THAT THE LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

       IN WITNESS WHEREOF, the Guarantor has executed this Guaranty with the intent to be legally bound as of the date first above written.


                                          FiNET.COM, INC.,
                                          a Delaware corporation

                                          By:

                                             ---------------------------------

                                          Its:
                                              --------------------------------
                                          Address:  3021 Citrus Circle
                                                    Walnut Creek, CA 94596
                                          Telephone No.:  (925) 906-5870
                                          Telecopier No.:
                                                         ---------------------

STATE OF _______________    )
                            ) ss
COUNTY OF ______________    )

       On _________________, 1999 before me, a Notary Public, personally appeared ____________________________, the __________________of FiNET.COM, INC.,
a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                          ------------------------------------
                                          Notary Public
  (SEAL)                                  My Commission Expires:
                                                                --------------

       EXHIBIT C-SF

                  REQUEST FOR ADVANCE SINGLE FAMILY MORTGAGE LOAN

Mortgage Company: MONUMENT MORTGAGE, INC.

Mortgagor: ________________________ Loan Number:    ___________________________
           ________________________ Reviewed By:    ___________________________
Address:   ________________________ Warehouse Date: ___________________________
           ________________________ Effective Date: ___________________________

Status:  Committed _______________  Loan Type:  Prime _______FHA_____ VA_______
         Uncommitted _____________              Subprime ___________ Grade_____
         Wet Settlement __________              "D" ___________________________
         Received ________________              High LTV ____ Credit Score ____
         Open-end Second _________              Title I _______________________
         Closed-end Second _______              HUD 203(K) ____________________
         3rd Party Originated ____              RFC ___________________________
         Section 32 ______________              Fixed _________ Term___________
                                                ARM ___________ Type __________
                                                Balloon ________ Type _________

Mortgage Note Amount: _______________ Interest Rate: __________________________
Mortgage Note Date: _________________ Requested Warehouse Amt: ________________
Investor: ___________________________ Expiration Date: ________________________
Purchase Commitment No: _____________ Title Company: __________________________
Committed Purchase Price: ___________    Address: _____________________________

                                        Phone No.: ____________________________


                                  METHOD OF ADVANCE

(  )   Check Funding/Disbursement
       Check No: ________________________   Amount: ___________________________
       Checking Account No: _____________
(  )   Wire Transfer
       Amount of Wire: __________________   Date of Wire:    __________________
       Credit Acct. No.: ________________   Credit Acct. Name: ________________
       ABA No.: _________________________   Bank Name:  _______________________
       Account to Debit: ________________   City & State:      ________________
       Ref: ________________ Advise: ___________________ Phone: _______________

                                REQUIRED DOCUMENTATION

Attached please find the following documents in connection with the above request (Please check attached documents below):

Right
(  )    Original and 1 copy of Mortgage Note
(  )    Certified copy of Mortgage
(  )    Section 32 Compliance Documents (if applicable)
(  )   *Copy of Investor Purchase Commitment (or satisfactory evidence thereof)
(  )   *HUD 203(K) Maximum Mortgage Worksheet (HUD 203(K) Mortgage Loans only)
(  )   *Evidence of initial Advance amount (open-end Second Mortgage Loans)
(  )   *Copy of EquityWise Certificate (Required for High LTV Loans)
(  )   *Copy of HUD-1 Settlement Statement or equivalent
        (Title I Mortgage Loans only)

Left
(  )   *Request for Advance (original and 1 copy)
(  )   *Copy of settlement or funding check (if applicable)
(  )    Recordable assignment of Mortgage
(  )    Certified copies of interim assignments of Mortgage (if applicable)

Please Note: Items designated with the "*" are required prior to a Wet Settlement Advance.

For the new value this day received, MONUMENT MORTGAGE, INC. (the "Company"), hereby creates and grants in favor and for the benefit of RESIDENTIAL FUNDING CORPORATION (the "Lender"), a security interest in and to the Mortgage Loan described above, together with all related Collateral, as more particularly described in the First Amended and Restated Warehousing Credit and Security Agreement (as amended, supplemented or otherwise modified) between the Company and the Lender.


MONUMENT MORTGAGE, INC.

Authorized Signature:
                     ---------------------------------

                                                                    EXHIBIT D-SF

                           PROCEDURES AND DOCUMENTATION FOR
       WAREHOUSING SINGLE FAMILY MORTGAGE LOANS


       The Company must satisfy the following procedures and documentation requirements for Advances under the Agreement. All documents must be satisfactory to the Lender in its sole discretion. The HUD, Fannie Mae and Freddie Mac form numbers referred to in this Exhibit are for convenience only. The Company must use the equivalent forms required at the time of delivery of the Mortgage Loans or Mortgage-backed Securities. All Advance Requests and Collateral Documents must be submitted to the Lender in a top tabbed, legal size manila file folder, hole-punched and acco-fastened in the order specified in the Advance Request. Each folder must be labelled with the mortgagor name(s), Company loan number and Company name. If a Wet Settlement Advance is being requested, the Advance Request and required Collateral Documents should be submitted in accordance with the above instructions. The remaining Collateral Documents must be submitted with a cover letter identifying the mortgagor name(s) and Company loan number.

I. Prior to making a Wet Settlement Advance, the Lender must receive the following:

       (1) Estimate of the amount of the requested Advance 1 BUSINESS DAY prior to the date the requested Advance is to be made.

       (2) Copy of settlement or funding check issued to the escrow/title company, if applicable.

       (3) Either an Electronic Advance Request (including RFConnects Pledge Agreement and list of Mortgage Loans) or an original, written Advance Request against Single Family Mortgage Loans (Exhibit C-SF) and 1 copy of same.

       (4) Copy of the Purchase Commitment or satisfactory evidence thereof and, for each High LTV Mortgage Loan, a copy of the EquityWise Certificate.

       (5) Evidence of initial Advance amount (open-end Second Mortgage Loans only).

       (6) A copy of the HUD-1 Settlement Statement or equivalent (Title I Mortgage Loans only).

       (7) A copy of HUD 203(K) Maximum Mortgage Worksheet (HUD 203(K) Mortgage Loans only).

       The following must be received by the Lender within 7 BUSINESS DAYS of the date the Wet Settlement Advance is to be made:

       (8) Original signed Mortgage Note, endorsed by the Company in blank with corresponding interim endorsements, if applicable, and 1 copy of same.

       (9)    Copy of the Mortgage certified true by the escrow/title company.

       (10) Copies of all interim assignments of the Mortgage certified true by the escrow/title company (recorded or sent for recordation). Mortgage Note must bear corresponding endorsements.

       (11) An assignment of the Mortgage, endorsed by the Company in blank, in recordable form but unrecorded.

       (12) Completed Company Worksheet Concerning Applicability of Section 32 of Regulation Z (12 CFR Section 226.32) and, if Section 32 applies, copies of the disclosure and other related documentation delivered to the mortgagor, or executed by the mortgagor, evidencing compliance with Section 32 (if applicable).

II. Prior to the making of an Advance (other than a Wet Settlement Advance), the Lender must receive all of the Collateral Documents listed in Section I above.

III. Only the Lender will deliver the Mortgage Notes and other original Collateral Documents evidencing Pledged Mortgages or Pledged Securities and related pool documents to the Investor or pool custodian, unless otherwise agreed in writing.

A.     The following procedures must be followed for deliveries of Pledged
       Mortgages:

       No later than 1 BUSINESS DAY prior to the requested shipment date, the Lender must receive the following:

       (1) Signed shipping instructions or authenticated shipping instructions sent via RFConnects Delivery for the delivery of the Pledged Mortgages including the following:
              (a) Name and address of the office of the Investor to which the loan documents are to be shipped, the desired shipping date and the preferred method of delivery;
              (b)    Instructions for endorsement of the Mortgage Note;

              (c) Names of mortgagor(s), Mortgage Note Amounts of Pledged Mortgages to be shipped and the Company's loan number; and
              (d) Commitment number and expiration date of the Purchase Commitment.
       (2) For deliveries of Pledged Mortgages to Fannie Mae for cash purchase, the following additional documents are required:
              (a) Copy of Loan Schedule (Fannie Mae Form 1068 or 1069) showing the Lender's designated Fannie Mae payee code as recipient of the loan purchase proceeds.

       (3) For deliveries of Pledged Mortgages to Freddie Mac for cash purchase, the following additional documents are required:
              (a) Original completed Warehouse Lender Release of Security Interest (Freddie Mac Form 996) to be executed by the Lender, designating the Lender as the Warehouse Lender and showing the Cash Collateral Account designated by the Lender as the receiving account for loan purchase proceeds.
              (b) Copy of Wire Transfer Authorization for a Cash Warehouse Delivery (Freddie Mac Form 987), designating the Lender as the Warehouse Lender and showing the Cash Collateral Account designated by the Lender as the receiving account for loan purchase proceeds.

B. In the event Pledged Mortgages are delivered to a pool custodian, other than an Approved Custodian, payment of the related Advance is required within 2 BUSINESS DAYS of shipment.

       The following procedures are to be followed for deliveries of Pledged Mortgages to Approved Custodians:

       No later than 1 BUSINESS DAY prior to the requested shipment date and no later than 1 BUSINESS DAY prior to required delivery date to the Approved Custodian, the Lender must receive the following:

       (1) Signed shipping instructions or authenticated shipping instructions sent via RFConnects Delivery for the delivery of the Pledged Mortgages to the Approved Custodian including the following:
              (a) Name and address of the office of the Approved Custodian to which the loan documents are to be shipped, the desired shipping date and the preferred method of delivery;
              (b)    Instructions for endorsement of the Mortgage Note;
              (c)    Names of mortgagor(s) and Mortgage Note Amounts of

                     Pledged Mortgages to be shipped and the Company's loan number; and
              (d) Commitment number and expiration date of the Purchase Commitment for the Pledged Securities.
       (2) For Fannie Mae Mortgage-backed Securities issuance, the following additional documents are required:
              (a)    Copy of Schedule of Mortgages (Fannie Mae Form 2005 or
                     2025).
              (b) Copy of Delivery Schedule (Fannie Mae Form 2014), instructing Fannie Mae to issue the Mortgage-backed Securities in the name of the Company with the Lender as pledgee and to deliver the Mortgage-backed Securities to the Lender's custody account at The Chase Manhattan Bank (CHASE NYC/CUST/G55026) and bearing the following instructions: "These instructions may not be changed without the prior written consent of Residential Funding Corporation, Preston A. Lyvers, Managing Director or Michele Troughton, Director."
       (3) For Freddie Mac Mortgage-backed Securities issuance, the following additional documents are required:
              (a) Copy of Settlement Information and Delivery Authorization (Freddie Mac Form 939), designating the Lender as the Warehouse Lender and instructing Freddie Mac to deliver the Mortgage-backed Securities to the Lender's custody account at The Chase Manhattan Bank (CHASE NYC/CUST/G55026).
              (b) Original Warehouse Lender Release of Security Interest (Freddie Mac Form 996) to be executed by the Lender, designating the Lender as the Warehouse Lender and instructing Freddie Mac to deliver the Mortgage-backed Securities to the Lender's custody account at The Chase Manhattan Bank (CHASE NYC/CUST/G55026).
       (4) For Ginnie Mae Mortgage-backed Securities issuance, the following additional documents are required:
              (a)    Signed original Schedule of Mortgages (HUD Form 11706).
              (b) Signed original Schedule of Subscribers (HUD Form 11705) instructing Ginnie Mae to issue the Mortgage-backed Securities in the name of the Company and designating The Chase Manhattan Bank as Agent for the Lender as the subscriber, using the following language: THE CHASE MANHATTAN BANK AS AGENT FOR RESIDENTIAL FUNDING CORPORATION SEG ACCT MANUF/CUST/G55026). The following instructions must also be included on the form: "These instructions may not be changed without the prior written consent of Residential Funding Corporation, Preston A. Lyvers, Managing Director or Michele Troughton, Director."

              (c) Completed original Release of Security Interest (HUD Form 11711A) to be executed by the Lender.
       (5) No later than 2 BUSINESS DAYS prior to the Settlement Date for the Mortgage-backed Securities, the Lender must receive signed Securities Delivery Instructions form attached hereto as Schedule I.

Upon instruction by the Company, the Lender will complete the endorsement of the Mortgage Note and make arrangements for the delivery of the original Collateral Documents evidencing Pledged Mortgages or Pledged Securities and related original pool documents with the appropriate bailee letter to the Investor, Approved Custodian, or other pool custodian. Upon receipt of Mortgage-backed Securities, the Lender will cause those Mortgage-backed Securities to be delivered to the Investor which issued the Purchase Commitment. Mortgage-backed Securities will be released to the Investor only upon payment of the purchase proceeds to the Lender. Cash proceeds of sales of Pledged Mortgages and Pledged Securities will be applied to related Advances outstanding under the Commitment. Provided no Default exists, the Lender will return any excess proceeds of the sale of Mortgage Loans or Mortgage-backed Securities to the Company, unless otherwise instructed in writing.

                                                                      SCHEDULE I
                           RESIDENTIAL FUNDING CORPORATION
                             WAREHOUSING LENDING DIVISION

                            SECURITY DELIVERY INSTRUCTIONS

INSTRUCTIONS MUST BE RECEIVED 2 BUSINESS DAYS IN ADVANCE OF
PICK-UP/DELIVERY


BOOK-ENTRY DATE: ______________________          SETTLEMENT DATE: ____________
ISSUER:________________________________          SECURITY: $__________________
NO. OF CERTIFICATES: __________________          1) __________
                                                 2) __________
                                                 3) __________

CUSIP #______________
Pool #_______________   MI#_________________     Coupon Rate: ________________
Issue Date:(M/D/Y) _________________________     Maturity Date:(M/D/Y)_________

POOL TYPE (circle one):

Ginnie Mae:   Ginnie Mae I  Ginnie Mae II
Freddie Mac:  FIXED  ARM           DISCOUNT NOTE
Fannie Mae:   FIXED  ARM           DISCOUNT NOTE     DEBENTURES        REMIC



DELIVER TO:_______________________________       (  ) Versus Payment

           _______________________________       DVP AMT. $___________________

           _______________________________       (  ) Free Delivery

DELIVER TO:_______________________________       (  ) Versus Payment

           _______________________________       DVP AMT. $___________________

           _______________________________       (  ) Free Delivery

DELIVER TO:_______________________________       (  ) Versus Payment

           _______________________________       DVP AMT. $___________________

           _______________________________       (  ) Free Delivery


------------------------------------------------------------------------------

AUTHORIZED SIGNATURE:
                     ---------------------------------------------------------

TITLE:

              ----------------------------------------------------------------

                                                                      EXHIBIT E


                           SCHEDULE OF SERVICING PORTFOLIO


                                                        UNPAID PRINCIPAL BALANCE
                                                        OF LOANS SERVICED AS OF
INVESTOR NAME                                            DATE OF THIS AGREEMENT
-------------                                           -----------------------
                             (to be completed by Company)

RFC                                                      $34,639,571.61

FNMA                                                      35,189,947.98

FNMA MBS                                                $109,620,085.60

GE CAPITAL                                                $5,992,431.98

INDYMAC                                                           00.00


FHLMC                                                   $147,252,197.05





TOTAL                                                   $332,694,234.22

                                                                      EXHIBIT F


                           RESIDENTIAL FUNDING CORPORATION
                           SUBORDINATION OF DEBT AGREEMENT


                                                        _______________, 19____


To:    Residential Funding Corporation
       8400 Normandale Lake Blvd., Suite 600
       Minneapolis, Minnesota  55437
       (hereinafter referred to as the "Lender")


       The undersigned (hereinafter referred to as the "Creditor"), creditor of MONUMENT MORTGAGE, INC., a California corporation (hereinafter referred to as the "Company"), desires that the Lender extend or continue to extend such financial accommodations to the Company as the Company may require and as the Lender may deem proper. For the purpose of inducing the Lender to grant, continue or renew such financial accommodations, and in consideration thereof, the Creditor agrees as follows:

1. That at the present time the Company is indebted to the Creditor in the principal amounts set forth below:

                                                          PRINCIPAL AMOUNT
              TYPE OF FACILITY                            OF DEBT FROM THE
                  OR LOAN                                     COMPANY

       -----------------------------             -----------------------------

       -----------------------------             -----------------------------

       -----------------------------             -----------------------------

       -----------------------------             -----------------------------

       (Notes, if any, are to be delivered to the Lender)

2. That all claims of the Creditor against the Company now or hereafter existing are and shall be at all times subject and subordinate to any and all claims now or hereafter which the Lender may have against the Company (and all extensions, renewals, modifications, replacements and substitutions of or for the same), for so long as any such claim or claims of the Lender shall exist.

3. That the Creditor shall not (a) except to the extent expressly permitted in Section 4 hereof, receive payment of or collect, in whole or in part, or sue upon, any claim or claims now or hereafter existing which the Creditor may hold against the Company; (b) sell, assign, transfer, pledge, hypothecate or encumber such claim or claims except subject expressly to this Agreement; (c) enforce any lien the Creditor may now or in the future have on any debt owing by the Company to the Creditor; and/or
(d) join in any petition in bankruptcy, assignment for the benefit of creditors or creditors' agreement, except as directed by the Lender, so long as any claim of the Lender against the Company, or commitment of the Lender to extend credit to the Company, is in existence.

4. So long as no event described in clauses (a) through (d) of Section 6 below (a "Liquidation Event") shall have occurred and no default shall have occurred in payment or performance of any obligation of the Company to the Lender, regularly scheduled payments of interest and principal on the claims of the Creditor may be made as and when the same become due and payable (it being understood that no prepayment shall be made of such claims and no modification or acceleration, for default or otherwise, of such maturity dates shall be permitted). After the occurrence of a Liquidation Event or of default in payment or performance of any obligation of the Company to the Lender, no interest and no principal payments on the claims of the Creditor shall be made without the prior written consent of the Lender. The subordination of claims of the Creditor hereunder shall remain in effect so long as there shall be outstanding any obligation of the Company to the Lender (for this purpose, the Company shall be deemed obligated to the Lender so long as the Lender shall have outstanding any commitment to make any loan to the Company, whether or not any such loan shall have been made or advanced).

5. In the event that any Creditor receives a payment from the Company in violation of the terms of this Agreement, such Creditor (a) shall hold such money in trust for the benefit of Lender, (b) shall segregate such payment from (and shall not commingle such payment with any of) the other funds of such Creditor, and (c) shall forthwith remit such payment to Lender in the exact form received (but with any necessary endorsement).

6. In case of (a) any assignment by the Company for the benefit of creditors, (b) any bankruptcy proceedings instituted by or against the Company,
(c) the appointment of any receiver for the Company's business or assets, or (d) any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, or other person or persons in charge, are hereby directed to pay to the Lender the full amount of the Lender's claim against the Company before making any payment of principal or interest to the Creditor and the Creditor hereby sells, transfers, sets over and assigns to the Lender all claims the Creditor may now or hereafter have against the Company and in any security therefor, and the proceeds thereof, and all rights to any payments, dividends or other distributions arising therefrom. If the Creditor does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim in such proceedings, then the Lender has the right (but no obligation) to do so and is hereby authorized to file an appropriate claim or claims for and on behalf of the Creditor.

7. For violation of this Agreement, the Creditor shall be liable to the Lender for all loss and damage sustained by reason of such breach, and upon any such violation, the Lender may accelerate the maturity of its claims against the Company, at the Lender's option.

8. The Creditor will, at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary in order to protect any right or interest granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder.

9. The Creditor will not amend, extend or in any way modify the terms of its claims against the Company, as such terms exist as of the date of this Agreement, without the prior written consent of the Lender. The Creditor agrees to provide to the Lender, upon the occurrence thereof, notice of the existence of any event of default (however defined or described) under any document or agreement relating to its claims against the Company, or any condition, act or event, which with the giving of notice or the passage of time or both would constitute an event of default (however defined or described) thereunder.

10. All rights and interest of the Lender hereunder, and all agreements and obligations of the Creditor hereunder, shall remain in full force and effect irrespective of:

       (a) any sale, assignment, pledge, encumbrance or other disposition of the claims of the Lender against the Company (the "Senior Claims") and/or any document or instrument executed in connection therewith;

       (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Claims, or any refinancing thereof, or any other amendment, modification, extension or renewal of or waiver of or any consent to departure from any document or instrument relating thereto, including, without limitation, changes in the terms of the repayment of loan proceeds, modifications, extensions or renewals of payment dates, changes in interest rate or the advancement of additional funds by the Lender in its discretion; or

       (c) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Claims.

11. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of all or any portion of the Senior Claims is rescinded or must otherwise be returned by the Lender or any other party to the documents relating thereto upon the insolvency, bankruptcy or reorganization of any such party or otherwise, all as though such payment had not been made.

12. The Creditor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to this Agreement and any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Creditor or any other person or entity or any collateral.

13. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Creditor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15. The Creditor agrees to pay upon demand, to the Lender the amount of any and all expenses, including the reasonable fees and expenses of its counsel and all court costs and other reasonable litigation expenses, including but not limited to expert witness fees, document copying expenses, exhibit preparation costs, and courier, postage and communication expenses, which the Lender may incur in connection with the exercise or enforcement of any of its rights or interest hereunder.

16. All notices, request and demands that may be required or otherwise provided for or contemplated under the terms of this Agreement shall, whether or not so stated, be in writing, and shall be given by any of the following means:
(a) personal delivery; (b) reputable overnight courier service; or (c) registered or certified first class mail, return receipt requested. Any notice, request or demand sent pursuant to clause (a) above shall be deemed received upon personal delivery, and if sent pursuant to clause (b) shall be deemed received on the next business day following delivery to the courier service, and if sent pursuant to clause (c) shall be deemed received three (3) days following deposit in the mail.

       The addresses for notices are as follows:

       If to the Creditor, addressed to:





       If to the Lender, addressed to :

       Residential Funding Corporation
       1646 North California Blvd.
       Suite 400
       Walnut Creek, CA  94596
       Attention:  Graham Shipman, Director
       Telecopier No.: (925) 988-2311

       Such addresses may be changed by written notice to the other parties given in the manner provided above.

17. This Agreement shall be governed in all respects by the laws of the State of Minnesota and shall be binding upon and shall inure to the benefit of the Creditor, the Lender and the Company, and their respective heirs, executors, administrators, personal representatives, successors and assigns. This Agreement and any claim or claims of the Lender pursuant hereto may be assigned by the Lender, in whole or in part, at any time, without notice to the Creditor or the Company.



                                                               (Creditor)

[THE FOLLOWING ACKNOWLEDGEMENT IS TO BE USED FOR A CORPORATION.]

STATE OF _______________    )
                            ) ss
COUNTY OF ______________    )

       On _______________, 19___ before me, a Notary Public, personally appeared _____________________, the ____________ of _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.



                                          Notary Public
  (SEAL)                                  My Commission Expires:


[THE FOLLOWING ACKNOWLEDGEMENT IS TO BE USED FOR AN INDIVIDUAL.]

STATE OF _______________    )
                            ) ss
COUNTY OF ______________    )

       The foregoing instrument was acknowledged before me this _____ day of
_________________, 19__, by                               .



                                          Notary Public
                                          My Commission Expires:

                        ACCEPTANCE OF SUBORDINATION OF DEBT
                              AGREEMENT BY THE COMPANY



       The Company named in the Subordination of Debt Agreement set forth hereinbefore, hereby (i) represents and warrants to the Lender that it is presently indebted to the Creditor executing said Subordination of Debt Agreement in the aggregate principal amount of
Dollars ($                      ); and (ii) accepts and consents to the
Subordination of Debt Agreement, and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, its successors and assigns, and to perform in accordance therewith.


                                          MONUMENT MORTGAGE, INC.,
                                          a California corporation


                                          By:

                                          Its:

Dated:

                                                                      EXHIBIT G


                                     SUBSIDIARIES

                                          States
                                        Qualified
                                          to do
Name                Incorporated         Business           Owned (%)
----                ------------        ----------          ---------

                             (to be completed by Company)


None

                                                                      EXHIBIT H


                              FORM OF OPINION OF COUNSEL


Residential Funding Corporation
Attention: Sandra L. Oakes
8400 Normandale Lake Blvd., Suite 600
Minneapolis, Minnesota  55437


Re: $75,000,000 Loan (the "Loan") under Warehousing Credit and Security Agreement (the "Agreement") by and between RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender") and MONUMENT MORTGAGE, INC., a California corporation (the "Company"), guaranteed by FiNET.COM, INC., a Delaware corporation (the "Guarantor") and secured by the "Collateral" (as defined in the Agreement).

Gentlemen:

       We are special counsel to the Company and to the Guarantor in connection with the Loan.(1) As counsel, we have prepared and/or examined the following documents:

1. Executed copy of the Promissory Note, dated June 30, 1999, made by the Company payable to the order of the Lender, in the principal amount of $75,000,000.

2. Executed copy of the First Amended and Restated Warehousing Credit and Security Agreement by and between the Company and the Lender, dated June 30, 1999 (the "Agreement").

3. Undated UCC Financing Statements perfecting a security interest in collateral, tangible and intangible.

4. Executed copy of the Guaranty, dated June 30, 1999 (the "Guaranty"), made by the Guarantor to the Lender.

5. The Articles of Incorporation of the Company, together with amendments thereto, as certified by the Secretary of State of the State of California.

6. The Bylaws of the Company, as certified on ___________________, 19___ by the Secretary of the Company as then being complete, accurate and in effect.


-----------------------
       (1) The form of opinion should be modified as necessary if separate counsel is employed for Company and for Guarantor.

7. Resolutions of the Board of Directors of the Company, adopted at a meeting held on ____________________, 19____, as certified by the Secretary of the Company on __________________, 19____ as then being complete, accurate and in effect, authorizing the borrowing of the Loan and the execution and delivery of and performance under the Agreement.

8. Certificate of Good Standing for the Company, dated __________________, 19____, issued by the Secretary of State of the State of California.(2)

9. The Articles of Incorporation of the Guarantor, together with amendments thereto, as certified by the Secretary of State of the State of California.

10. The By-laws of the Guarantor, as certified on __________________, 19____ by the Secretary of the Guarantor as then being complete, accurate and in effect.

11. Resolutions of the Board of Directors of the Guarantor, adopted at a meeting held on __________________, 19____, as certified by the Secretary of the Guarantor on __________________, 19____ as then being complete, accurate and in effect, authorizing the execution and delivery of and performance under the Guaranty.

12. Certificate of Good Standing for the Guarantor, dated _________________, 19____, issued by the Secretary of State of the State of California.(3)

       The above enumerated items, numbered 1, 2 and 3 are collectively referred to as the "Loan Documents."

       The opinions which follow are subject to the following assumptions, limitations and qualifications:

A.     We have assumed the genuineness of all signatures, other than

------------------
       (2)  A certificate of good standing, dated as of a date within ninety
(90) days of the date of the Agreement, for the state where the Company is incorporated and for each state where the Company is transacting business as a foreign corporation should be listed.

       (3)  A certificate of good standing, dated as of a date within ninety
(90) days of the date of the Agreement, for the state where the Guarantor is incorporated and for each state where the Guarantor is transacting business as a foreign corporation should be listed.

       of the Company and the Guarantor, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as reproduced copies, and the authenticity of all such latter documents.

B. We have assumed the organization, existence, good standing and capacity of all persons and entities other than the Company and the Guarantor, and that such parties, other than the Company and the Guarantor, have the right, power and authority to execute and deliver the Loan Documents and to perform thereunder.

C. We have assumed that the Lender's obligations under the Agreement are within the powers of the Lender and have been duly and validly authorized and that the Agreement has been duly executed and validly delivered by the Lender.

D. As to various questions of fact material to this opinion, we have made such factual inquiries of the Company and the Guarantor, and have examined such other documents and made such examinations of applicable laws, as we have deemed necessary for purposes of the opinions expressed herein. However, where we state that a matter is to the best of our knowledge, we have relied upon the written statements of the Guarantor and the officers of the Company, with no inquiry as to the facts other than as necessary to establish that such reliance was reasonable on our part.

       Based upon such examinations and investigations, and such other investigations and examinations as we have deemed necessary for the purposes of the opinions expressed herein, and subject to the assumptions stated above in paragraphs A through D, inclusive, and in our capacity as special counsel for the Company and the Guarantor, we are of the opinion that:

              [OPINIONS CONCERNING COMPANY]

1. The Company AND EACH SUBSIDIARY OF THE COMPANY(4) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the full legal power and authority to own its property and to carry on its business as currently conducted.

2.     The Company AND EACH SUBSIDIARY OF THE COMPANY is duly

-------------------------
       (4)  In the alternative, state that the Company has no Subsidiaries.

       qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the ownership of its property or the conduct of its business makes such qualification necessary.

3. The Company has the power and authority to execute, deliver and perform the Loan Documents. The execution, delivery and performance of the Loan Documents by the Company, including without limitation, the borrowings under the Agreement and the pledge of the Collateral, have been duly and validly authorized by all necessary actions on the part of the Company.

4. The Loan Documents have been duly executed and delivered by the Company. The Loan Documents constitute the legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms against the Company, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors, and general principles of equity.

5. Upon delivery to the Lender of those items of Collateral, consisting of promissory notes secured by mortgages or deeds of trust ("Pledged Mortgages") or mortgage-backed securities ("Pledged Securities"), or in the case of Pledged Securities issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the Uniform Commercial Code) or its nominee, upon (a) registration of such Pledged Securities in the name of a securities intermediary (as such term is defined in the Uniform Commercial Code) in an account containing only customer securities, (b) the notation of Lender's security interest in such Pledged Securities on the records of such securities intermediary, by book entry or otherwise, and (c) the sending by such securities intermediary to the Lender of confirmation of such notation, the Lender will have a valid and perfected security interest therein. We assume, in giving this opinion, that such items of Collateral will be owned by the Company and that, at the time the Lender's security interest is noted on the records of any securities intermediary, such Pledged Securities will be free of any interest created through the Federal Reserve Bank, clearing corporation and/or securities intermediary. With respect to Pledged Mortgages, the laws of certain jurisdictions may require the recordation of an assignment of such deeds of trust or mortgages in order to perfect a security interest in the deed of trust or mortgage (as opposed to the notes secured thereby). If the Lender does not record its assignment of deeds of trust or mortgages in such jurisdictions, we express no opinion as to the Lender's perfected security interest in such deeds of trust and mortgages (as opposed to the notes secured thereby) constituting part of the Collateral.

6. The execution, delivery and performance by the Company of the Loan Documents, will not (i) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company; (ii) require any license, approval or other action by any governmental authority that has not been obtained; (iii) to the best of our knowledge, result in the creation of any lien, charge or encumbrance upon any property or assets of the Company other than in favor of the Lender; (iv) to the best of our knowledge, result in a violation or breach of any term or provision, constitute a default under, or result in or require the acceleration of any indebtedness of the Company pursuant to, any agreement or other instrument to which the Company may be bound or to which the Company or any of its property may be subject; or (v) result in any violation of the provisions of any law or, to the best of our knowledge, any order of any court or any governmental agency, to which the Company may be bound or to which the Company or any of its property may be subject.

7. To the best of our knowledge, there are no actions, suits, or proceedings pending or threatened against or affecting the Company, in any court or before any arbitrator or governmental authority which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company as a whole.

8. The making of the Advances as contemplated by the Agreement will not violate Regulation U of the Board of Governors of the Federal Reserve System.

9. The Company is not an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              [OPINIONS CONCERNING THE GUARANTOR]

10. The Guarantor has the power and authority to execute, deliver and perform the Guaranty. The execution, delivery and performance of the Guaranty have been duly and validly authorized by all necessary actions on the part of the Guarantor.

11. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated; has the full legal power and authority to own its property and to carry on its business as currently conducted; and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the ownership of its property or the conduct of its business makes such qualification necessary.

12. The Guaranty has been duly executed and delivered by the Guarantor. The Guaranty constitutes the legal, valid and binding obligation of the Guarantor and is enforceable in accordance with its terms against the Guarantor, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors, and general principles of equity.

13. The execution, delivery and performance by the Guarantor of the Guaranty will not (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Guarantor; (b) require any license, approval or other action by any governmental authority that has not been obtained; (c) to the best of our knowledge, result in the creation of any lien, charge or encumbrance upon any property or assets of the Guarantor other than in favor of the Lender; (d) result in a violation or breach of any term or provision, constitute a default under, or result in or require the acceleration of any indebtedness of the Guarantor pursuant to, any agreement or other instrument to which the Guarantor may be bound or to which the Guarantor or any of its respective property may be subject; or (e) result in any violation of the provisions of any law or, to the best of our knowledge, any order of any court or any governmental agency, to which the Guarantor may be bound or to which the Guarantor or any of its respective property may be subject.

14. To the best of our knowledge, there are no actions, suits, or proceedings pending or threatened against or affecting the Guarantor, in any court or before any arbitrator or governmental authority which, if adversely determined, may reasonably be expected to result in any material adverse change in the financial condition of the Guarantor.

       This opinion may be relied upon by you and your successors and assigns and by any participant in the Loan.

       All capitalized terms used herein, not otherwise defined herein, shall have the meanings given such terms in the Agreement.

                                          Very truly yours,


                                          ------------------------------------

                                          By:
                                             ---------------------------------

                                                                    EXHIBIT I-SF

                                OFFICER'S CERTIFICATE


       Reference is made to that certain First Amended and Restated Warehousing Credit and Security Agreement (Single Family Mortgage Loans) between MONUMENT MORTGAGE, INC., a California corporation (the "Company") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), dated as of August 9, 1999 (as the same may be amended, modified, supplemented, renewed or restated from time to time, the "Agreement"). All capitalized terms used herein and all Section numbers given herein refer to those terms and Sections set forth in the Agreement. This Officer's Certificate is submitted to the Lender pursuant to
Section 6.2(d) of the Agreement.

       The undersigned hereby certifies to the Lender that as of the close of
business on                       , 19      ("Statement Date",) and with respect
to the Company and its Subsidiaries on a consolidated basis:

1. As illustrated in the attached calculations supporting this Officer's Certificate, the Company met the covenants set forth in Sections 7.6, 7.7, 7.8, 7.9, 7.10 and 7.11 and the Guarantor satisfied the requirements of Sections 8.1(r), 8.1(s), 8.1(t) and 8.1(u), or if the Company did not meet any of such covenants, a detailed explanation is attached setting forth the nature and period of the existence of the Default and the action the Company has taken, is taking, and proposes to take with respect thereto.

2. No Servicing Contracts have been sold or pledged by the Company except as permitted under the terms of the Agreement.

3.     No recourse Servicing Contracts have been acquired by the Company.

4. No payments in advance of the scheduled maturity date have been made with respect to any Subordinated Debt. The Company has incurred no Debt required to be subordinated pursuant to Section 0.

5. The Company was in compliance with the applicable HUD, Ginnie Mae or Investor net worth requirements, and in good standing with VA, HUD, Ginnie Mae and each Investor.

6. The representation set forth in Section 5.17 of the Agreement is true and correct as of the date of this Officer's Certificate, or, if such representation is not true and correct as of such date, the nature of the problem and the action the Company has taken, is taking and proposes to take with respect thereto are specified in the statement attached hereto.

7. I have reviewed the terms of the Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Company (and, if applicable, its Subsidiaries) and such review has not disclosed the existence, and I have no knowledge of the existence, of any Default or Event of Default, or if any Default or Event of Default existed or exists, a detailed explanation is attached specifying the nature and period of the existence of the Default and the action the Company has taken, is taking and proposes to take with respect thereto.

8. Pursuant to Section 6.2 of the Agreement, enclosed are the financial statements of the Company as of the Statement Date. The financial statements for the period ending on the Statement Date fairly present the financial condition and results of operations of the Company (and, if applicable, its Subsidiaries) as of the Statement Date.

Dated:
      -----------------------------

                                          MONUMENT MORTGAGE, INC.,
                                          a California corporation


                                          By:
                                              ---------------------------------

                                          Its:
                                              ----------------------------------

                    CALCULATIONS SUPPORTING OFFICER'S CERTIFICATE

Company Name:  MONUMENT MORTGAGE, INC. and its Subsidiaries

Statement Date:_________________________________________

All financial calculations set forth herein are as of the Statement Date.

I.     TANGIBLE NET WORTH

       A.     Tangible Net Worth of the Company is:

              Excess of total assets over total liabilities:           $________
              Plus:   Subordinated Debt not due within one year
                      of the Statement Date (or any portion
                      thereof):                                        $________
              Minus:  Advances to owners, officers,
                      employees or Affiliates:                         $________
              Minus:  Investments in Affiliates:                       $________
              Minus:  Assets pledged to secure liabilities
                      not included in Debt:                            $________
              Minus:  Intangible assets:                               $________
              Minus:  Any other HUD nonacceptable assets:              $________
              Minus:  Other assets unacceptable to the
                      Lender:                                          $________

              TANGIBLE NET WORTH                               $________________

       B.     Requirements of Section 0 of the Agreement:

              MINIMUM TANGIBLE NET WORTH OF $10,000,000.

       C.     COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

II.    DEBT OF THE COMPANY

       Total liabilities                                               $________
              Minus:  Debt arising under Hedging Arrangements
                      (to the extent of offsetting assets)             $________
              Minus:  Subordinated Debt not due within one year
                      of the Statement Date (or any portion
                      thereof):                                        $________
              Minus:  Deferred taxes arising from capitalized
                      excess servicing fees and
                      capitalized servicing rights:                    $________

              DEBT                                             $________________

III.   RATIO OF DEBT TO TANGIBLE NET WORTH

       A.     The ratio of Debt to Tangible Net Worth (II to I.A.) is:
                                                                   ________ to 1

       B.     Requirements of Section 7.7 of the Agreement:

              The ratio of Debt to Tangible Net Worth shall not exceed 10 to 1.

       C.     COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

IV.    DIVIDENDS

       A.     The dividends declared or paid by the Company with respect to the
              current fiscal year was:                                 $________

       B.     Net Income of the Company with respect to the current fiscal year
              was:                                                     $________

       C.     Requirements of Section 0 of the Agreement:

              No dividends shall be declared or paid in excess of 25% of the Company's net income.

       D.     COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

V.     CURRENT RATIO

       A.     Current assets of the Company was:                       $________

       B.     Current liabilities of the Company was:                  $________

       C.     Ratio of current assets to current liabilities
              was:                                                   ____ to 1.0

       D.     Requirements of Section 7.6 of the Agreement:

              The current ratio shall not be less than 1.01 to 1.00.

       E.     COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

VI.    LIABILITY GROWTH

       A.     Liabilities at end of most recent Fiscal
              Quarter was:                                             $________

       B.     Liabilities at the end of prior Fiscal
              Quarter was:                                             $________

       C.     Requirements of Section 7.9 of the Agreement:

              Liabilities at the end of the most recent Fiscal Quarter shall not exceed 150% of liabilities at the end of the prior Fiscal Quarter.

       D.     COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

VII.   TRANSACTIONS WITH AFFILIATES

       A.     Loans, advances, and extensions of credit made by the Company to
              its Affiliates total:                                    $________

       B.     Capital contributions made by the Company to its Affiliates total:
                                                                       $________

       C.     Management fees paid to Affiliates during the current fiscal year
              total:                                                   $________

       D.     Transfers, sales, pledges, assignments or other dispositions of
              assets made by the Company to its Affiliates total:      $________

       E.     Requirements of Section 0 of the Agreement:

              1. Loans, advances, extensions of credit or capital contributions shall not exceed $1,000,000.

              COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

              2. No transfers, sales, pledges assignments or other dispositions of assets by the Company to Affiliates.

              COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

              3. No merger, consolidation, purchase or acquisition of assets by the Company to Affiliates.

              COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

              4. Management fees paid by the Company to Affiliates shall not exceed $1,000,000 per month.

              COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

VIII.  GUARANTOR'S NET LOSS

       A.     Guarantor's net loss through the end of the most recently
              completed Fiscal Quarter was:                            $________

       B.     Guarantor's Permitted Cumulative Loss was:               $________

       C.     Requirements of Section 8.1(r) of the Agreement:

              Guarantor's Net Loss shall not exceed the Permitted Cumulative
              Loss.

       D.     COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

IX.    GUARANTOR'S TANGIBLE NET WORTH

       A.     Tangible Net Worth of the Guarantor is:

              Excess of total assets over total liabilities:           $________
              Plus:   Subordinated Debt not due within one year
                      of the Statement Date (or any portion
                      thereof):                                        $________
              Minus:  Advances to owners, officers,
                      employees or Affiliates:                         $________
              Minus:  Investments in Affiliates:                       $________
              Minus:  Assets pledged to secure liabilities
                      not included in Debt:                            $________
              Minus:  Intangible assets:                               $________
              Minus:  Any other HUD nonacceptable assets:              $________
              Minus:  Other assets unacceptable to the
                      Lender:                                          $________

              TANGIBLE NET WORTH                               $________________

       B.     Requirements of Section 8.1(t) of the Agreement:

              THE TANGIBLE NET WORTH OF THE GUARANTOR IS AT ANY TIME LESS THAN $13,000,000 PLUS 75% OF THE NET PROCEEDS OF ANY SHARES OF STOCK OF THE GUARANTOR SOLD ON OR AFTER THE CLOSING DATE.

       C.     COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

X.     DEBT OF THE GUARANTOR

       Total liabilities                                               $________
              Minus:  Debt arising under Hedging Arrangements
                      (to the extent of offsetting assets)             $________
              Minus:  Subordinated Debt not due within one year
                      of the Statement Date (or any portion
                      thereof):                                        $________
              Minus:  Deferred taxes arising from capitalized
                      excess servicing fees and
                      capitalized servicing rights:                    $________

              DEBT                                             $________________

XI.    RATIO OF DEBT TO TANGIBLE NET WORTH OF GUARANTOR

       A.     The ratio of Debt to Tangible Net Worth (X. to IX.A) is:
                                                                   ________ to 1

       B.     Requirements of Section 8.1(s) of the Agreement:

              THE RATIO OF DEBT TO TANGIBLE NET WORTH OF GUARANTOR SHALL NOT EXCEED 10 TO 1.

       C.     COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____


XII.   LIABILITY GROWTH OF GUARANTOR

       A.     Liabilities of Guarantor at end of most recent Fiscal
              Quarter was:                                             $________

       B.     Liabilities of Guarantor at the end of prior Fiscal
              Quarter was:                                             $________

       C.     Requirements of Section 8.1(u) of the Agreement:

              Liabilities of Guarantor at the end of the most recent Fiscal Quarter shall not exceed 150% of liabilities at the end of the prior Fiscal Quarter.

       D.     COVENANT SATISFIED:____     COVENANT NOT SATISFIED:____

                                                                      EXHIBIT J

                         SCHEDULE OF EXISTING LINES OF CREDIT


LENDER NAME                 COMMITMENT AMOUNT           EXPIRATION DATE
-----------                 -----------------           ---------------

                             (to be completed by Company)


FNMA ASAP                      UNCOMMITTED              NONE

                                                                      EXHIBIT K

                                FORM FOR FUNDING BANK
                                   LETTER AGREEMENT
                             (Letterhead of the Company)

                                                 June 30, 1999

The First National Bank of Chicago
One North State Street
Chicago, IL  60602

Gentlemen:

       The undersigned, MONUMENT MORTGAGE, INC. (the "Company"), hereby authorizes The First National Bank of Chicago (the "Funding Bank") to permit Residential Funding Corporation (the "Lender") to debit and access information on the Company's accounts held by the Funding Bank as outlined below. The Company hereby directs and authorizes the Funding Bank to follow the directions of the Lender in debiting such accounts.

       The Company authorizes the Lender to access account information from time to time for the Company's operating account no. ___________________________ (the "Operating Account") for the purpose of verifying balance information. In addition, the Company requests that the Lender, and the Company hereby authorizes the Lender, to debit the Operating Account to the extent necessary to cover (a) wires to be initiated by the Lender in accordance with the Company's instructions as set forth in the Request for Advance for the purposes permitted in the First Amended and Restated Warehousing Credit and Security Agreement (the "Agreement") by and between the Company and the Lender; and (b) amounts due and owing to the Lender, including but not limited to principal, interest and fees.

       Upon the termination or expiration of the Agreement, the Company requests that the Lender, and the Company hereby authorizes the Lender to (a) close the Operating Account and any other accounts which have been established by the Company and the Lender to facilitate transactions under the Agreement, and (b) withdraw any funds remaining in the Operating Account and remit such funds to the Company after all amounts due and owing the Lender have been paid.

       The Company hereby directs and authorizes the Funding Bank to follow all of the foregoing instructions of the Lender.

                                          Very truly yours,

                                          MONUMENT MORTGAGE, INC.,
                                          a California corporation

                                          By:
                                             ---------------------------------
                                          Its:
                                              --------------------------------

ACKNOWLEDGED AND AGREED THIS
_____ DAY OF ____________, 19___.

THE FIRST NATIONAL BANK OF CHICAGO


By:
   -------------------------------
Its:
    ------------------------------

                          FORM OF COMMITMENT SUMMARY REPORT



                                 Loan or                                                      Unfilled
                     Issue or    Security             Security Rate/  Mandatory/  Commitment  Commitment  Delivery/Settlement
Investor  Comm. No.  Trade Date     Type   Loan Term   Net Yield       Optional     Amount     Remaining   Expiration Date    Price
--------  ---------  ----------  --------  ---------   ----------      --------     -------    ---------   ----------------   ------







TOTAL                                                                               ------    ---------


                                                                              Wtd. Avg. Price of Unfilled Commitments: ------


CERTIFICATION

The undersigned hereby certifies to Residential Funding Corporation that as of the date set forth below:

1    The Company has the foregoing Purchase Commitments (as defined in the
Agreement); and

2. The Weighted Average Purchase Commitment Price for all unfilled Purchase Commitments as set forth above.


                                        MONUMENT MORTGAGE, INC.,
                                        a California corporation


                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------

Date:                  , 19
     ------------------    ----

                                                                       EXHIBIT L
                                                                          Page 2




MORTGAGE POSITION REPORT                                                                  Report Date: _______________


                                                                      Total Locked and     Unfilled
Loan Type      Applications   Locked Pipeline     Closed Warehouse      Closed Loans      Commitments    Net Position
----------     -------------  ---------------     ----------------     --------------     ------------   -------------




                                                                       EXHIBIT M
                                    ELIGIBLE LOANS

For the purposes hereof, the following terms shall have the following meanings:

              "APPRAISED VALUE" means, with respect to an interest in real property, the then current fair market value of the real property and any improvements thereon as of a recent date determined in accordance with accepted methods of appraising by qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

              "CREDIT SCORE" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to the Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan.

              "GMAC LOAN" means a Mortgage Loan covered by a Purchase Commitment issued by GMAC Mortgage Corporation.

              "GMAC-RFC CLIENT GUIDE" means the applicable loan purchase guide issued by RFC, as the same may be amended or replaced.

              "GOVERNMENT LOAN" means a closed-end First Mortgage Loan that is either HUD/FHA insured (other than a HUD 203(k) Loan or a Title I Loan) or VA guaranteed.

              "LOAN-TO-VALUE RATIO" means, for any Mortgage Loan, the ratio of
       (a) the maximum amount available to be borrowed thereunder (whether or not borrowed) at the time of origination PLUS the Mortgage Note Amounts of all other Mortgage Loans secured by the related improved real property, to (b) the Appraised Value of the related improved real property.

              "RFC LOAN" means a Mortgage Loan covered by a Purchase Commitment issued by RFC.

              "THIRD PARTY ORIGINATED" means a Mortgage Loan that was purchased by the Company from a third party originator.

              "WEIGHTED AVERAGE PURCHASE COMMITMENT PRICE" shall mean the weighted average of the Committed Purchase Prices of the unfilled Purchase Commitments (expressed as a percentage) for Mortgage Loans or Mortgage-backed Securities of the same type, interest rate and term.

SUBLIMITS:

The following aggregate limitations shall apply to Advances against Eligible
Loans:

       1.     Wet Settlement Advances:           30% of the Commitment Amount.

       2.     Advances against Second Mortgage
              Loans (either closed-end or
               open-end):                        5% of the Commitment Amount
                                                 (Purchase
                                                 Commitment from RFC required).

       3.     Third Party Originated:            Not Permitted.

ELIGIBLE MORTGAGE LOANS:

The following specified types of Single Family Mortgage Loans are Eligible Loans provided they conform in all respects with the terms of the Warehousing
Agreement:

1.     PRIME MORTGAGE LOAN

       a. DEFINITION: A First Mortgage Loan with the following characteristics:

              (i)    For a First Mortgage Loan:
                     A. Underwritten substantially in accordance with Fannie Mae or Freddie Mac underwriting standards (except as to maximum amount); and
                     B. Loan-to-Value Ratio not to exceed 80% or, if the Loan-to-Value Ratio exceeds 80%, the amount by which such Prime Mortgage Loan exceeds 80% is insured by or subject to a commitment for mortgage insurance.
                     C.     Is a Government Mortgage Loan.

              (ii)   For a Second Mortgage Loan:
                     A. The credit of the obligor has been underwritten substantially in accordance with Fannie Mae or Freddie Mac underwriting standards;
                     B.     Loan-to-Value Ratio not more than 100%; and
                     C.     Committed for purchase by RFC.

       b.     INTEREST RATE:       1.75% over LIBOR (Advances outstanding up to
                                   60 days)
                                   2.125% over LIBOR (Advances outstanding 61 days or more)

       c.     PRIME SUBLIMIT:             No limit.

       d.     COMMITTED/UNCOMMITTED:      Purchase Commitment required.

       e.     COMMITTED FIRST MORTGAGE    95% of the lesser of (i) the Mortgage
              LOAN ADVANCE RATE:          Note Amount or (ii) the Weighted
                                          Average Purchase Commitment Price.

       f.     RFC LOAN FIRST MORTGAGE     98% of the lesser of (i) the Mortgage
              LOAN ADVANCE RATE:          Note Amount or (ii) the Committed
                                          Purchase Price.

       g.     GMAC FIRST MORTGAGE         98% of the lesser of (i) the Mortgage
              LOAN ADVANCE RATE:          Note Amount or (ii) the Committed
                                          Purchase Price.

       h.     RFC LOAN SECOND MORTGAGE    98% of the lesser of (i) the Mortgage
              LOAN ADVANCE RATE:          Note Amount or (ii) the Committed
                                          Purchase Price.

       i.     WAREHOUSING PERIOD
              FIRST MORTGAGE LOAN:        120 days.*

       j.     WAREHOUSING PERIOD
              SECOND MORTGAGE LOAN:       90 days.*



*For Advances outstanding against Mortgage Loans, other than RFC Mortgage Loans or GMAC Mortgage Loans, for more than 60 days, the amount of the Advance shall be reduced on the 61st day to 80% of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

2.     SUBPRIME MORTGAGE LOAN

       a. DEFINITION: A First Mortgage Loan or a Second Mortgage Loan that meets either the Credit Gap program eligibility criteria or the AlterNet Loan Program eligibility criteria as set forth in Sections 528 or 530, respectively, of the GMAC-RFC Client Guide.

       b.     INTEREST RATE:                     1.75% over LIBOR.

       c.     SUBPRIME SUBLIMIT:                 10% of Commitment Amount.

       d.     COMMITTED/UNCOMMITTED:             Purchase Commitment required.

       e.     COMMITTED FIRST MORTGAGE           95% of the lesser of (i) the
              LOAN ADVANCE RATE:                 Mortgage Note Amount or (ii)
                                                 the Committed Purchase Price.

       f.     RFC LOAN FIRST MORTGAGE            98% of the lesser of (i) the
              LOAN ADVANCE RATE:                 Mortgage Note Amount or (ii)
                                                 the Committed Purchase Price.

       g.     RFC LOAN SECOND MORTGAGE           98% of the lesser of (i) the
              LOAN ADVANCE RATE:                 Mortgage Note Amount or (ii)
                                                 the Committed Purchase Price.

       h.     WAREHOUSING PERIOD
              FIRST/SECOND MORTGAGE LOANS:       60 days.

                                                                      EXHIBIT N


                               FISCAL YEAR 2000 LOSSES


                                                                  Permitted
Fiscal Quarter                     Anticipated Loss            Cumulative Loss
---------------                    ----------------            ---------------
       1                           $ 4,999,000                 $ 7,498,500
       2                           $ 4,289,000                 $13,932,000
       3                           $ 3,380,000                 $19,002,000
       4                           $ 2,583,000                 $22,876,500
                                   -----------

       TOTAL                       $15,251,000

                                                                       EXHIBIT O



                            RFCONNECTS PLEDGE AGREEMENT


       FOR VALUABLE CONSIDERATION, MONUMENT MORTGAGE, INC., a California corporation (the "Company") grants to RESIDENTIAL FUNDING CORPORATION (the "Lender") a security interest in the Mortgage Loans described on the list attached to this Pledge Agreement and all notes and documents evidencing, creating or securing the same (the "Pledged Loans") to secure the payment of all of the Obligations of the Company, including, without limitation, all Obligations of the Company under that First Amended and Restated Warehousing Credit and Security Agreement dated August 9, 1999, between the Company and the Lender (as amended or supplemented, the "Agreement").

       The Company will deliver the Pledged Loans to the Lender as required by the Agreement.

       The Company agrees that this Agreement is binding upon and will inure to the benefit of the legal representatives, successors and assigns of the Lender.

       All rights, interests, duties and liabilities of the Company and the Lender under this Pledge Agreement will be determined according to the laws of the State of Minnesota.

       All capitalize terms used in this Pledge Agreement that are not otherwise defined above are defined in the Agreement.

       IN WITNESS WHEREOF, the Company has caused this Pledge Agreement to be executed by its duly authorized officers or agents as of this _______________day of ___________________, 1999,


                                          MONUMENT MORTGAGE, INC.,
                                          a California corporation

                                          By:
                                             ---------------------------------

                                          Its:
                                              --------------------------------